UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held on Tuesday, May 16, 2017, at 10:00 a.m., Central time. This year’s annual meeting will be a completely “virtual” meeting of shareholders. You will be able to attend the annual meeting, as well as vote your shares and submit questions during the meeting, via live webcast by visiting www.virtualshareholdermeeting.com/NCI2017. We are excited to embrace the latest technology to provide expanded access to the annual meeting to our shareholders.

Details regarding how to attend the meeting online and the business to be conducted at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the virtual meeting, we encourage you to vote your shares as soon as possible to ensure your shares are represented at the meeting. You may vote your shares by signing the enclosed proxy card or voter instruction form provided by your bank or broker and returning it by mail. You may also vote your shares by telephone or the Internet. Even if you submit your vote prior to the meeting, you may subsequently withdraw your proxy and vote live during the meeting.

We look forward to your attendance and participation in this year’s annual meeting.

Sincerely,

Julie M. Howard

Chairman and Chief Executive Officer

NAVIGANT CONSULTING, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., Central time, on Tuesday, May 16, 2017

Place:	Online at www.virtualshareholdermeeting.com/NCI2017

Agenda:	The purposes of the meeting are to:

1.	Elect the eight nominees identified in the Proxy Statement to the Company’s Board of Directors to serve for one-year terms;

2.	Approve the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan;

3.	Re-approve the material terms of the performance measures under the Navigant Consulting, Inc. Annual Incentive Plan;

4.	Approve an amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan;

5.	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement;

6.	Recommend, on an advisory basis, the frequency that the Company will hold an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers;

7.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017; and

8.	Transact any other business properly brought before the meeting, or any adjournments or postponements of the meeting.

Record Date:	If you were a shareholder of record at the close of business on March 30, 2017, you are entitled to notice of, and to vote at, the annual meeting.

IMPORTANT

Whether or not you plan to attend the annual meeting via the live webcast, we urge you to vote your shares as soon as possible. Please return your proxy card or voting instruction form promptly in the mail or vote your shares by telephone or the Internet. Sending in your proxy will not prevent you from attending and voting your shares at the annual meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed the Proxy Statement and 2016 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2016, with this Notice of Annual Meeting.

By Order of the Board of Directors,

Monica M. Weed

Secretary

Chicago, Illinois

April 10, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2017

The Notice of Annual Meeting and Proxy Statement are available on our website at

www.navigant.com/2017proxy. The 2016 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2016, is available on our website at

www.navigant.com/2016annualreport.

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY BY TELEPHONE (800-690-6903)

OR THE INTERNET BY VISITING www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

NAVIGANT CONSULTING, INC.

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being mailed or otherwise furnished to our shareholders on or about April 10, 2017 in connection with the solicitation of proxies by our Board of Directors for the 2017 Annual Meeting of Shareholders of Navigant Consulting, Inc. which will be held on May 16, 2017.

The words “we,” “us,” “our” and the “Company” used throughout this Proxy Statement refer to Navigant Consulting, Inc.

Our principal executive offices are currently located at 30 South Wacker Drive, Suite 3550, Chicago, Illinois 60606. Our telephone number is (312) 573-5600. Effective May 1, 2017, our new principal executive office address will be 150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606.

QUESTIONS AND ANSWERS

Q:	What is a proxy?

A:	A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote at the annual meeting. You may also choose to abstain from voting. The proxies for our 2017 Annual Meeting of Shareholders are being solicited by our Board of Directors.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the Securities and Exchange Commission (“SEC”) that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I being asked to vote on at the annual meeting?

A:	At the annual meeting, our shareholders will be asked to:

•	elect the eight nominees identified in this Proxy Statement to our Board of Directors for one-year terms (see page 4);

•	approve the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan (see page 47);

•	re-approve the material terms of the performance measures under our Annual Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see page 55);

•	approve an amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan (see page 58);

•	approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement (see page 62);

•	recommend, on an advisory basis, the frequency that the Company will hold an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers (see page 64);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 (see page 65); and

•	transact any other business properly brought before the meeting or any adjournments or postponements of the meeting.

Q:	Who is entitled to vote?

A:	Only holders of our common stock as of the close of business on the record date, March 30, 2017, are entitled to vote at the annual meeting. Each outstanding share of our common stock is entitled to one vote. There were 46,920,618 shares of our common stock outstanding as of the close of business on March 30, 2017.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered shareholder” and may vote your shares at the annual meeting or complete and submit a proxy by mail, telephone or the Internet prior to the meeting. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or the Internet?

A:	If you are a registered shareholder, you may vote by telephone or the Internet by following the instructions on your proxy card. If you are a street-name shareholder, your broker or other nominee will provide a voting instruction form for you to use in directing your broker or other nominee how to vote your shares.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes and act as the inspector of election for the annual meeting.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from our corporate secretary at our principal executive office address indicated on the first page of this Proxy Statement. The last vote received prior to the annual meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting your shares at the annual meeting. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact their broker or other nominee directly.

Q:	Can I revoke a proxy?

A:	Yes, registered shareholders may revoke a properly executed proxy by submitting a letter addressed to and received by our corporate secretary at our principal executive office address by the close of business on May 15, 2017, or by voting live during the meeting. You may also revoke a proxy submitted by telephone or the Internet by voting again by telephone or the Internet by the deadline indicated on your proxy card. Street-name shareholders should follow the instructions provided by their brokers or other nominees to revoke an earlier proxy. Street-name shareholders cannot revoke their proxies at the annual meeting unless they obtain a legal proxy from their brokers or other nominees allowing them to vote live during the meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	The receipt of more than one proxy card indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or the Internet, to ensure that all your shares are voted at the annual meeting. We encourage you to register all your accounts in the same name and address. To do so, registered shareholders may contact our transfer agent, Computershare, by mail at P.O. Box 30170, College Station, Texas 77842 or by telephone at 800-522-6645. Street-name shareholders holding their shares through a broker or other nominee should contact their broker or other nominee and request consolidation of their accounts.

Q:	What happens if I submit a proxy card without giving specific voting instructions?

A:	If you are a registered shareholder and you submit your proxy card with an unclear voting designation or with no voting designation at all, the proxy holders will vote your shares on the proposals set forth in this Proxy Statement in accordance with the Board of Directors’ recommendations. With respect to any other matter that is properly brought before the annual meeting, the proxy holders will vote the proxies held by them in their discretion.

Q:	What makes a quorum?

A:	A majority of the outstanding shares entitled to vote, present or represented by proxy at the annual meeting, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. Abstentions are counted as shares present and entitled to vote for purposes of determining whether a quorum is present. Shares held in “street name” by brokers or other nominees that are not voted (also known as “broker non-votes”) are counted as shares present and entitled to vote for purposes of determining whether a quorum is present (because those brokers and other nominees have discretionary authority to vote on at least one proposal presented at the annual meeting).

Q:	What vote is required to elect the nominees for director and approve the other proposals?

A:	For each proposal, the vote required for approval is set forth below:

Proposal 1: A nominee for director will be elected if the total votes cast “for” the nominee’s election exceed the total votes cast “against” the nominee’s election.

Proposal 2: The Navigant Consulting, Inc. 2017 Long-Term Incentive Plan will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 3: The proposal to re-approve the material terms of the performance measures under the Navigant Consulting, Inc. Annual Incentive Plan for purposes of Section 162(m) of the Code will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 4: The proposed amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan to increase the number of shares available for purchase under that plan, as described in Proposal 4, will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 5: The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved, on an advisory basis, by our shareholders if a majority of the outstanding shares entitled to vote, present or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 6: The frequency (one year, two years or three years) receiving the greatest number of votes at the annual meeting will be considered our shareholders’ preference as to the frequency of the future advisory shareholder votes to approve the compensation paid to our named executive officers.

Proposal 7: The appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 will be ratified by our shareholders if a majority of the outstanding shares entitled to vote, present or represented by proxy at the annual meeting, vote “for” the proposal.

Abstentions will have no effect on the election of directors, as they will not be counted as votes cast either “for” or “against” a nominee’s election. Abstentions will also have no effect on the proposal regarding the frequency of future advisory votes on executive compensation (Proposal 6). Abstentions will have the same effect as a vote “against” the remaining proposals.

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner of the shares has not provided an instruction as to how to vote those shares. If you are a street-name shareholder and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may vote your shares on “routine” matters only. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 (Proposal 7) is the only routine matter being presented at the annual meeting and, therefore, may be voted upon by your broker or other nominee, or left unvoted, in its discretion. A broker or other nominee does not have discretionary authority to vote on any proposal other than Proposal 7 without instructions from the beneficial owner of the shares. In the absence of receiving such an instruction, a broker non-vote will occur, and those shares will not be voted on these proposals. Broker non-votes will have no effect on these proposals.

Q:	Who may attend the annual meeting?

A:	Any shareholder as of the close of business on March 30, 2017 may attend the annual meeting via the live webcast. You may log into the live webcast by visiting www.virtualshareholdermeeting.com/NCI2017 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Q:	Who bears the expense of this Proxy Statement?

A:	We will bear all expenses of the solicitation of proxies, including expenses of preparing and mailing or otherwise furnishing this Proxy Statement. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor in connection with the annual meeting and have agreed to pay that firm a fee not to exceed $15,000, plus expenses, for its services. In addition, our officers, directors and employees may solicit proxies in person or by telephone, facsimile or other means of communication. They will not receive any additional compensation for, but they may be reimbursed for out-of-pocket expenses incurred in connection with, that solicitation. We will furnish copies of our proxy materials to brokerage firms, nominees, fiduciaries and custodians to forward to our street-name shareholders and will reimburse those brokerage firms and other nominees for their reasonable expenses in forwarding our solicitation materials to our street-name shareholders.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED, SIGNED AND DATED PROXY CARD PROMPTLY BY MAIL, OR VOTE BY TELEPHONE OR THE INTERNET, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIA THE LIVE WEBCAST.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Restated Certificate of Incorporation, all of our directors are subject to annual election. The size of our Board of Directors (the “Board”) is currently fixed at nine directors, and there is one vacancy on the Board due to the previously-disclosed resignation of Lloyd H. Dean as of December 31, 2016. The nominating and governance committee is currently leading a process to identify a qualified candidate to fill the vacancy. Proxies at the annual meeting cannot be voted for a greater number of persons than the number of nominees (eight) named in this Proxy Statement.

Kevin M. Blakely, Cynthia A. Glassman, Julie M. Howard, Stephan A. James, Samuel K. Skinner, Governor
James R. Thompson, Michael L. Tipsord and Randy H. Zwirn have been nominated for election to the Board at the 2017 annual meeting of our shareholders. If elected at the annual meeting, they will serve for one-year terms and until their successors are elected and qualified. Their terms will expire at the 2018 annual meeting of our shareholders.

The Board unanimously recommends that our shareholders vote “FOR” the election of each of the director nominees. Proxies will be voted “for” the election of each of the director nominees to the Board unless your proxy card is marked otherwise (if you are a registered shareholder) or you have provided a different instruction to your broker (if you are a street-name shareholder). We have no reason to believe that any of the director nominees would be unable or unwilling to serve if elected. However, if any nominee becomes unable or unwilling to serve, proxies may be voted for the election of another person nominated as a substitute by the Board.

Under our By-Laws, each director must be elected to the Board by a majority of the votes cast with respect to such director’s election (in other words, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” the director’s election) in uncontested elections, where the number of nominees for director does not exceed the number of directors to be elected. If an incumbent director is not elected, the director is required to promptly tender his or her resignation to the Board. The nominating and governance committee (or another committee designated by the Board) will then make a recommendation to the Board as to whether to accept or reject the resignation of the director, or whether other action should be taken. The Board will act on the resignation and publicly disclose (in the manner provided in our By-Laws) its decision regarding the tendered resignation of the director and the rationale behind the decision within 90 days following certification of the election results. The Board may extend that 90-day period by an additional period of up to 90 days if it determines that the extension is in the best interests of the Company and our shareholders. The director who has tendered his or her resignation may not participate in the recommendation of the nominating and governance committee or the decision of the Board with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, the director will continue to serve until his or her successor is elected and qualified.

Certain biographical information for each of the nominees for director is set forth in the following section. Also set forth therein is a description of the specific experience, qualifications, attributes and skills of each nominee for director that were considered by the Board, in light of the Company’s current business needs and long-term operating strategy, in concluding that these individuals should serve on the Board.

Nominees for Election at the 2017 Annual Meeting for One-Year Terms Expiring at the 2018 Annual Meeting

Kevin M. Blakely Age 65 Director since May 2016

Mr. Blakely served as Senior Advisor to Oliver Wyman Group, a global management consulting firm, and as a member of its Advisory Board of Directors, from April 2015 to May 2016. From April 2012 to April 2015, Mr. Blakely held the position of Senior Advisor to Deloitte & Touche LLP, a major international accounting and consulting firm, and from June 2009 to January 2012, held the office of Senior Executive Vice President and Chief Risk Officer for Huntington Bancshares. Prior to that, Mr. Blakely held several senior positions including at KeyCorp, and also served as Chief Executive Officer of the Risk Management Association. Mr. Blakely is currently a member of the board of directors of HSBC North American Holdings, Inc. where he serves as chair of the compliance committee and a member of risk committee. Mr. Blakely holds a Bachelor’s degree in Finance from Southern Illinois University and a Master’s degree in Business Administration from Case Western Reserve University.

Key experience, qualifications, attributes and skills:

Mr. Blakely brings more than 40 years of financial services experience to the Board and provides us strategic insights and valuable relationships within the financial services sector, an area of key strategic focus for the Company. As one of the country’s leading financial risk management experts, he provides valuable perspectives as it relates to risk oversight and our risk management programs.

Cynthia A. Glassman Age 69 Director since October 2009

Dr. Glassman was appointed by President George W. Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the SEC from 2002 to 2006 including Acting Chairman during the summer of 2005. Dr. Glassman has spent over 40 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve and over 15 years in financial services consulting. Dr. Glassman is a director of Discover Financial Services and the chairman of its audit committee, a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University Business School and an Honorary Fellow of Lucy Cavendish College, University of Cambridge, England. Dr. Glassman received a Bachelor of Arts degree in Economics from Wellesley College and a Master of Arts degree and a Ph.D. in Economics from the University of Pennsylvania.

Key experience, qualifications, attributes and skills:

Dr. Glassman holds a Ph.D. in Economics and served as the Under Secretary for Economic Affairs at the U.S. Department of Commerce which enable her to provide insights that are specifically beneficial to our economics business. In addition, Dr. Glassman served as a Commissioner at the SEC and brings a thorough and unique perspective to regulatory and corporate governance issues. She also spent 12 years at the Federal Reserve and served as a consultant practitioner for over 15 years, with particular focus on issues facing the financial services industry (which is one of the key industries to which we provide our services) and risk management, and brings a keen understanding of the Company’s business model and retention strategies. In addition, she has deep experience in strategic issues and possesses the ability to identify market trends and specific business development opportunities and contacts of importance to us.

Julie M. Howard Age 54 Director since March 2012 Chairman since May 2014

Ms. Howard has served as our Chief Executive Officer and a member of the Board since March 2012 and as Chairman of the Board since May 2014. She served as our President from 2006 to March 2012 and Chief Operating Officer from 2003 to March 2012. From 2001 to 2003, Ms. Howard was the Company’s Vice President and Human Capital Officer. Prior to 2001, Ms. Howard held a variety of consulting and operational positions, including with the Company. Ms. Howard is currently a member of the board of directors of InnerWorkings Inc. and ManpowerGroup Inc. Ms. Howard also serves on the Medical Center Board for Ann & Robert H. Lurie Children’s Hospital of Chicago and is a founding member of the Women’s Leadership and Mentoring Alliance (WLMA). Ms. Howard is a past member of the board of directors of Kemper Corporation and the Association of Management Consulting Firms, the Dean’s Advisory Board of the Business School of the University of Wisconsin-Madison and the Board of Governors for the Metropolitan Planning Council in Chicago. Ms. Howard is a graduate of the University of Wisconsin, with a Bachelor of Science degree in Finance. She has also completed several post-graduate courses within the Harvard Business School Executive Education program, focusing in finance and management.

Key experience, qualifications, attributes and skills:

Ms. Howard has over 28 years of professional services experience and has held a broad array of senior management roles overseeing the Company’s consulting businesses and key administrative functions. She has also been a critical architect of the Company’s business strategy. As Chairman and Chief Executive Officer, Ms. Howard is responsible for the development and implementation of the Company’s long-term strategy and the effective prioritization of resource allocation to realize long-term shareholder value. Ms. Howard brings significant experience and insights to the Board in the areas of strategic market analysis and planning, targeted business and client development, operating model and profitability enhancements, consultant compensation and retention, client channel alignment and integrated brand management. In her current roles, she maintains regular interactions with clients, employees, investors and other key stakeholders. Additionally, Ms. Howard brings outside management and governance perspectives based on her business and civic board memberships.

Stephan A. James Age 70 Director since January 2009	Mr. James is the former Chief Operating Officer of Accenture Ltd. (now Accenture plc), and served as Vice Chairman and a member of the board of directors of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 until August 2006. During his more than 35 years at Accenture, Mr. James held several senior management roles, including Managing Partner for the Central U.S., Managing Partner for the North American Financial Services Practice and Managing Partner for the Global Financial Services Operating Group. He is currently a member of the board of directors of Fidelity National Information Services, Inc. He also serves as a member of the University of Texas McCombs School of Business Advisory Board. During the past five years, Mr. James also served as a director at BMC Software Inc. Mr. James received a Bachelor of Business Administration degree, concentrating in Industrial Management and Labor Relations, from the University of Texas.

Key experience, qualifications, attributes and skills:

Mr. James has had multiple leadership roles related to global business and technology consulting and business transformation outsourcing, including as Chief Operating Officer of Accenture Ltd. Mr. James provides key insights into managing professional services workforces, both domestic and international. He has a deep understanding of corporate governance needs, and understands successful strategies for running global consulting firms.

Samuel K. Skinner Age 78 Director since December 1999

Mr. Skinner has served as Of Counsel to the law firm of Greenberg & Traurig, LLP since May 2004. From 2000 to 2003, Mr. Skinner was Chairman, President and Chief Executive Officer of U.S. Freightways Corporation. He formerly served as Co-Chairman of Hopkins & Sutter, a Chicago law firm, and as President of Commonwealth Edison Company and its holding company, Unicom Corporation (now Exelon Corporation). Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George H.W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as U.S. Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin LLP). From 1984 to 1988, while practicing law full time, he was appointed by President Ronald Reagan as Vice Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1975, President Gerald Ford appointed him United States Attorney, one of the few career prosecutors ever to hold that position. He is currently a member of the boards of directors of CBOE Holdings, Inc. and Echo Global Logistics, Inc. During the past five years, Mr. Skinner also served as a director at APAC Customer Services, Inc., Express Scripts Holding Company, MedAssets, Inc. and Virgin America Inc. Mr. Skinner received a Bachelor of Science degree in Accounting from the University of Illinois and a J.D. from DePaul University Law School.

Key experience, qualifications, attributes and skills:

Mr. Skinner has served in key leadership positions in industry and in government. Mr. Skinner also has significant experience in the law-firm channel and is a former prosecutor. Mr. Skinner brings a deep understanding of the legal and regulatory environment in which the Company provides services. Further, Mr. Skinner has served as a chief executive officer of a public company as well as on over ten public company boards over the last 20+ years and brings a wealth of experience regarding board governance and process and the need for independent assessment of the Company and management.

Governor James R. Thompson Age 80 Director since August 1998

Governor Thompson currently serves as Senior Chairman of Winston & Strawn LLP and previously served as its Chairman from January 1993 to September 2006. He joined the law firm in January 1991 as Chairman of its Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as United States Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County, Illinois. He is a former Chairman of the President’s Intelligence Oversight Board and was a member of the National Commission on Terrorist Attacks upon the United States. He also serves as Chairman for the Public Review Board of UNITE HERE. During the past five years, Governor Thompson also served as a director at John Bean Technologies Corp. and Maximus, Inc. Governor Thompson attended the University of Illinois and Washington University and received a J.D. from Northwestern University School of Law.

Key experience, qualifications, attributes and skills:

Governor Thompson has over 50 years of legal, political and management experience. He served as Governor of the State of Illinois for 14 years and has practiced law in various capacities, from the United States Attorney’s office to leading a major law firm. Governor Thompson has significant experience navigating the complex regulatory and legal landscape that exists today and provides critical business and strategic advice to the Company.

Michael L. Tipsord Age 57 Director since July 2009

Mr. Tipsord is Chairman, President and Chief Executive Officer of the State Farm Mutual Automobile Insurance Company. Mr. Tipsord has served in various capacities with State Farm since 1988. Mr. Tipsord became Chief Executive Officer of State Farm in September 2015 and was previously elected to the office of President in December 2014. From 2011 until being named Chief Executive Officer, he served as Chief Operating Officer, and from 2005 to 2010, he served as Chief Financial Officer, in addition to the role of Vice Chairman which he held until he was appointed Chairman in June 2016. Currently, he serves as Chairman-Elect of the board of directors of the Financial Services Roundtable, as a trustee of the Brookings Institution and as a member of the Dean’s Advisory Board for the University of Illinois College of Law. During the past five years, Mr. Tipsord also served as a trustee of the State Farm Associates’ Funds Trust, the State Farm Mutual Fund Trust, and the State Farm Variable Product Trust. Mr. Tipsord received a Bachelor’s degree from Illinois Wesleyan University and a J.D. from the University of Illinois at Urbana-Champaign College of Law.

Key experience, qualifications, attributes and skills:

As the President and Chief Executive Officer of State Farm, a major insurance company, Mr. Tipsord brings deep financial and regulatory expertise as well as a critical understanding of the financial services industry, which is one of the key industries to which we provide our services. He also provides management and the Board with real time capital markets perspectives. In addition, Mr. Tipsord has broad experience in accounting and financial risk controls and management.

Randy H. Zwirn Age 63 Director since October 2014

Mr. Zwirn served as Chief Executive Officer of the Power Generation Services Division of Siemens AG from January 2008 to October 2016 and as President and Chief Executive Officer of Siemens Energy, Inc. from August 1998 to October 2016. Prior to that, Mr. Zwirn was a member of Group Executive Management of the Siemens Power Generation Group from 1998 until 2008. He also served as President of the Power Generation business of Westinghouse Electric Corporation from 1996 to 1998 and previously held various positions in general management, operations, projects, marketing and corporate finance at Westinghouse. Mr. Zwirn currently serves on the board of directors of Babcock Power Inc. and SunEdison, Inc. He previously served on the Advisory Committee for the Export-Import Bank of the United States, the Georgia Tech Advisory Board, the Governor’s Council of the Metro Orlando Economic Development Commission and the boards of directors of AREVA, USA and the University of Central Florida Foundation. He holds a Bachelor of Science degree from Brooklyn College.

Key experience, qualifications, attributes and skills:

With nearly 40 years of experience in the energy industry, Mr. Zwirn brings deep understanding of the highly regulated energy sector, an area of key strategic focus for the Company. As the former Chief Executive Officer of the Power Generation Services Division of Siemens AG and President and Chief Executive Officer of Siemens Energy, Inc., his leadership experience, including in the areas of general management, operations, projects, marketing and corporate finance, contribute valuable insights to the Board.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The following table sets forth the current members of each of the committees of the Board.

	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
Kevin M. Blakely*	X
Cynthia A. Glassman*		X		Chair
Julie M. Howard			X
Stephan A. James*	X	Chair
Samuel K. Skinner*		X	X
Governor James R. Thompson*†			Chair	X
Michael L. Tipsord*	Chair	X
Randy H. Zwirn*		X

*	Independent director (see “— Independence Determinations” below)

†	Lead Director (see “— Board Leadership Structure” below)

Charters for the audit committee, compensation committee and nominating and governance committee are available on our website at www.navigant.com/about under “Corporate Governance.”

Audit Committee.    The audit committee monitors the integrity of our financial statements, financial reporting process and systems of internal controls regarding finance and accounting; monitors our compliance with legal and regulatory requirements (particularly with respect to securities financial and accounting related matters); reviews any related party transactions; monitors the qualifications, independence and performance of our independent public accountants; monitors the performance of our internal audit function; provides an avenue of communication among the independent public accountants, internal audit function, management and the Board; and monitors significant litigation and enterprise risk exposure with respect to finance, accounting and securities related matters. In addition, the audit committee is directly responsible for the appointment, retention, compensation and oversight over the work of our independent public accountants. The audit committee also has responsibility for reviewing and approving the hiring or dismissal of the employee or outsourced entity responsible for leading our internal audit function, as well as the scope, performance and results of our internal audit function’s internal audit plans. The audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent public accountants as well as anyone in the Company. The audit committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties and is entitled to receive appropriate funding from the Company, as the audit committee determines, for payment of compensation to the independent public accountants and any other consultants or experts retained by the audit committee as well as ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. Each of the members of the audit committee is “independent” as defined by the listing standards of the New York Stock Exchange (“NYSE”) and satisfies the additional audit committee independence requirements set forth therein and under applicable SEC rules. The Board has determined that each of the members of the audit committee meets the NYSE financial literacy requirements and that Mr. Tipsord qualifies as an “audit committee financial expert” as defined by applicable SEC rules. None of the members of the audit committee serves on more than two other public company audit committees. The audit committee met six times during 2016.

Compensation Committee.    The compensation committee reviews and monitors matters related to management development and succession; reviews and approves executive compensation policies and pay for performance criteria for the Company; reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves base salaries, annual incentive bonuses and all long-term incentive awards for our executive officers; makes recommendations to the Board regarding new or amended incentive compensation and equity-based compensation plans and administers and exercises all powers of the Board under such plans (other than the power to amend those plans); reviews and provides input on such other matters concerning our employee compensation and benefit plans as the compensation committee deems appropriate; reviews and assesses the risks arising from our compensation policies and practices; reviews and evaluates our policies on recovery (or “clawback”) of excess compensation; reviews and assesses our stock ownership guidelines and holding period requirements for our directors and executive officers and oversees compliance with those guidelines; evaluates and recommends to the Board the form and amount of director compensation; and otherwise carries out the responsibilities that have been delegated to the compensation committee under the Company’s various compensation and benefit plans. The compensation committee also reviews and discusses with management the compensation discussion and analysis, prepares the compensation committee report included in our annual proxy statement, reviews the results of the advisory “say-on-pay” vote, and considers whether any adjustments to the Company’s executive compensation policies and practices are necessary or appropriate in light of such vote. In fulfilling its duties and responsibilities, the compensation committee has the authority, in its sole discretion, to retain the advice of a compensation consultant, legal counsel or other adviser(s). With respect to any adviser so retained, the compensation committee is directly responsible for appointing, setting the compensation for and overseeing the work of the adviser and is entitled to receive appropriate funding from the Company, as the compensation committee determines, for payment of reasonable compensation to such adviser(s). To the extent required by the NYSE or other relevant listing authority rules, the compensation committee evaluates the independence of its advisers (other than in-house legal counsel) prior to its being selected by, or providing advice to, the compensation committee, after taking into consideration all factors relevant to the adviser’s independence from management, including the factors specified by the applicable NYSE rules. Each of the members of the compensation committee is “independent” as defined by the listing standards of the NYSE, satisfies the additional compensation committee independence requirements set forth therein, is a “non-employee director” as defined by applicable SEC rules and is an “outside director” for purposes of Section 162(m) of the Code. The compensation committee met eight times during 2016.

Nominating and Governance Committee.    The nominating and governance committee identifies and evaluates individuals qualified to become members of the Board and recommends that the Board appoint those individuals as directors or selects (or recommends that the Board select) the director nominees to stand for election at the next annual meeting of our shareholders at which directors will be elected. The nominating and governance committee monitors and reviews new SEC rules and NYSE listing standards as they are proposed, adopted and revised and reviews and assesses, at least annually, the adequacy of our Corporate Governance Guidelines as well as compliance with applicable SEC rules and NYSE listing standards. Based on this review, the nominating and governance committee develops and makes recommendations to the Board regarding our Corporate Governance Guidelines. The nominating and governance committee also reviews and makes recommendations to the Board regarding shareholder proposals properly submitted for inclusion in our proxy statement and reviews and approves our Code of Business Standards and Ethics. Our Corporate Governance Guidelines and Code of Business Standards and Ethics are each posted on our website at www.navigant.com/about under “Corporate Governance.” Each of the members of the nominating and governance committee is “independent” as defined by the listing standards of the NYSE. The nominating and governance committee met five times during 2016.

Executive Committee.    The executive committee has the authority to act in lieu of the Board when necessary between meetings as permitted by Delaware law. The executive committee did not meet during 2016.

Board Meetings; Annual Meetings of Shareholders

The Board met seven times during 2016. Each of our directors attended at least seventy-five percent of the meetings of the Board and the Board committees on which he or she served that were held during 2016. Our non-management directors meet in regularly scheduled executive sessions and have selected Governor

Thompson to serve as our Lead Director (see “— Board Leadership Structure” below). While we have no formal policy regarding attendance by our directors at the annual meetings of our shareholders, we encourage all of our directors to attend. All of our directors attended the 2016 annual meeting of our shareholders.

Board Leadership Structure

The Board believes the leadership of the Board is a matter that should be evaluated and determined by the Board from time to time, based on all of the then-relevant facts and circumstances. Ms. Howard, our Chief Executive Officer, has served as Chairman of the Board since May 2014, following the retirement of our previous Chairman, and as a member of the Board since March 2012. The Board continues to believe that vesting leadership of the Board in Ms. Howard provides a clear and efficient leadership structure for the Company, with a single person setting the “tone at the top” and having primary responsibility for managing the overall business and strategy of the Company. Ms. Howard is supported in her role as Chairman by Governor Thompson, our Lead Director, who is “independent” under NYSE listing standards. As described in more detail below, as Lead Director, Governor Thompson serves as a liaison between the Chairman and the independent members of the Board. Given the Lead Director’s clearly-delineated governance responsibilities, the Board believes its current leadership structure provides an appropriate balance between strong Company leadership and oversight by the independent directors on the Board.

Our Corporate Governance Guidelines require that if the Chairman of the Board is not independent, the Board will appoint an independent lead director and that the Board meet in regularly scheduled executive sessions without management. Governor Thompson currently serves as our Lead Director. In this role, Governor Thompson serves as the conduit for the independent members of the Board to relay any concerns about governance or management issues. At any time, he has authority to call meetings of the independent directors. Management, as well as the internal audit function and enterprise risk management committee, also have unfettered access to his counsel. In the performance of his duties as Lead Director, Governor Thompson leads all executive sessions of the independent directors and presides at any meetings of the Board at which the Chairman is not present. Further, he reviews and approves information sent to the Board, including meeting agendas and meeting schedules. To the extent requested, Governor Thompson is available for consultation and serves as a line of direct communication with our shareholders and other interested parties (see the section entitled “Other Information” below).

Risk Oversight

The Board is ultimately responsible for overseeing our risk management process. The Board receives regular reports from our Chief Executive Officer and other members of our executive management team regarding the strategic and operational risks facing the Company. In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the audit committee has been delegated with primary oversight of financial, accounting and securities related risk. The Company’s internal audit function conducts an annual risk assessment and reports directly to the audit committee. The compensation committee regularly assesses potential risks associated with the Company’s executive compensation program. In addition, the Company has an enterprise risk management committee (which reports directly to the Board) to evaluate risks affecting our business.

Specifically, with respect to potential risks arising from the Company’s compensation policies and practices for all of our employees, including our executive officers, management presented the Board with an overview of all of the Company’s compensation programs, including the risk mitigation features embedded in those programs. Based on its review, the Board has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Independence Determinations

On an annual basis, the nominating and governance committee reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of the applicable SEC rules and NYSE listing standards relating to corporate governance. The nominating and governance committee’s review is based on all relevant facts and circumstances, as well as criteria set forth in the applicable SEC rules and NYSE listing standards. In addition, the nominating and governance committee considers certain categorical standards approved by the Board to assist it in making independence recommendations. These categorical standards describe certain relationships that are considered immaterial and do not preclude a finding of independence.

Under our Standards for Director Independence, the following relationships are considered immaterial and therefore do not preclude a finding of independence:

1.	The director is affiliated with or employed by a company, partnership or other entity that receives payments from us for services in an amount which, in the current fiscal year, does not exceed the greater of (a) $1 million or (b) two percent of such other company’s consolidated gross revenues, provided, however, that (i) for purposes of determining whether a director satisfies the additional audit committee independence requirements set forth in the NYSE listing standards and under applicable SEC rules a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from us in any amount (other than director and committee fees), and (ii) for purposes of determining whether a director satisfies the additional compensation committee independence requirements set forth in the NYSE listing standards, the Board will consider the source of compensation of such director, including any consulting, advisory or other compensatory fee from us (other than director and committee fees).

2.	The director is an employee, officer or director of a foundation, university or other non-profit organization to which we give directly, or indirectly through the provision of services, less than $250,000 during the year in question.

3.	In any cases where payments are made by us “indirectly” to an immediate family member of a director, as for example fees paid to a law firm in which such immediate family member is a partner, if such immediate family member disclaims and does not accept any share of payments, the Board will not consider that such payments preclude the director from being considered “independent” for all purposes, including service on the audit committee or the compensation committee.

A copy of these categorical standards is posted on our website at www.navigant.com/about under “Corporate Governance.”

Based on the review and recommendation of the nominating and governance committee, the Board affirmed that, except for Ms. Howard, all of our current directors, who are also director nominees for election to the Board at the annual meeting (that is, Mr. Blakely, Dr. Glassman, Mr. James, Mr. Skinner, Gov. Thompson, Mr. Tipsord and Mr. Zwirn), are “independent” within the meaning of the NYSE listing standards, applicable SEC rules and our Standards for Director Independence. Prior to his resignation as a director effective December 31, 2016, the Board had determined that Mr. Dean was “independent” under such standards. In addition, the Board affirmed that all of the members of the audit committee satisfy the NYSE’s and SEC’s additional requirements for audit committee independence and that all of the members of the compensation committee satisfy the NYSE’s additional requirements for compensation committee independence.

Shareholder Rights Plan Policy

The Board has adopted a policy stating that we will submit the adoption or extension of any shareholder rights plan to a shareholder vote, unless the Board, in an exercise of its fiduciary responsibilities, believes that it is in the best interests of the Company and our shareholders to adopt or extend (for one year) a shareholder rights plan without the delay that would come from the time required to seek a shareholder vote. A copy of our shareholder rights plan policy is posted on our website at www.navigant.com/about under “Corporate Governance.”

Director Nomination Procedures

After considering the evaluation criteria outlined below, the nominating and governing committee recommended to the Board that each of the eight nominees for director identified in this Proxy Statement be nominated for election to the Board to serve one-year terms. Each of the nominees for director currently serves on the Board.

The nominating and governance committee is generally tasked with evaluating and recommending to the Board nominees for election to the Board at each annual meeting. The nominating and governance committee works with the Board to determine the appropriate characteristics, skills, and experiences for individual directors and for the Board as a whole with the objective of having a board of directors with diverse backgrounds and experience. In considering the qualifications of incumbent directors as well as future candidates for election to the Board, the nominating and governance committee considers all relevant factors, including judgment, character, reputation, education, and experience in relation to the qualifications of any alternate candidates and the particular needs of the Board, its committees and the Company as they exist at the time of the candidate’s consideration. Characteristics expected of all our directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. Although the Company does not have a formal policy on diversity, the Company seeks directors who represent a mix of backgrounds and experiences. The nominating and governance committee discusses each candidate’s diversity of background and experience in the context of the Board as a whole, with the objective of recommending a candidate for nomination to the Board who can best perpetuate the success of our business and represent our shareholders’ interests through the exercise of sound judgment. The nominating and governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term. The nominating and governance committee also considers each candidate’s relationships, if any, with the Company and its directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, NYSE listing standards and Delaware law.

The nominating and governance committee and/or the Board will consider nominees for director who are recommended by our shareholders, provided that written notice of any such recommendation is received by our corporate secretary within the time frame established by our By-Laws with respect to direct nominations by our shareholders (see the section entitled “Shareholder Proposals for the 2018 Annual Meeting” below). All candidates for director, including those who have been properly recommended or nominated by a shareholder, are evaluated using the same criteria as described above.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2016 (the “Audited Financial Statements”). In addition, the audit committee has discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The audit committee also has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from the Company and management. The audit committee also has discussed with management, the Company’s internal audit function and KPMG LLP such other matters, and has received such assurances from them, as it deemed appropriate. Based on the foregoing review and discussions and relying thereon, the audit committee has recommended to the Board (and the Board has approved) the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE

Michael L. Tipsord, Chairman

Kevin M. Blakely

Stephan A. James

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion and analysis of the compensation program in place for our named executive officers, or NEOs. The compensation committee determines and approves the compensation of our NEOs. For 2016, our NEOs were:

•	Julie M. Howard, our Chairman and Chief Executive Officer (“CEO”);

•	Stephen R. Lieberman, our Executive Vice President and Chief Financial Officer (“CFO”);

•	Lee A. Spirer, our Executive Vice President and Global Business Leader;

•	Monica M. Weed, our Executive Vice President, General Counsel and Secretary; and

•	Thomas A. Nardi, our former Executive Vice President and Interim CFO.

CFO Transition

Mr. Lieberman was appointed our Executive Vice President and CFO, effective April 18, 2016, succeeding Mr. Nardi, who served as Executive Vice President and Interim CFO from November 2015. Mr. Nardi had previously served as our Executive Vice President and CFO from November 2008 until his retirement in March 2013.

Following Mr. Lieberman’s appointment, Mr. Nardi remained with the Company through May 27, 2016 to assist with the transition of responsibilities. For purposes of the SEC’s compensation disclosure rules, both Mr. Lieberman and Mr. Nardi are considered to be our NEOs for the portion of 2016 they were employed by us. A discussion of Mr. Nardi’s compensation arrangements with us appears in the section entitled “— Interim CFO Compensation” below. Mr. Nardi’s compensation arrangements have otherwise generally been excluded from the remaining compensation discussion and analysis.

Executive Summary

In 2016, the Company made significant progress on our growth strategy, completing strategic acquisitions and making investments to complement and enhance our core businesses. Execution on our strategic plans and the alignment of our resources and capabilities to the transformational issues affecting our clients translated into strong business performance. Our 2016 financial results exceeded our historical trends in top and bottom line growth and our original estimates for the year. The Company delivered significant value to our shareholders as a result, with our stock price increasing a robust 63% during the course of 2016.

How did the Company perform relative to the performance goals under its 2016 annual incentive plan?

The Company’s actual performance relative to the financial performance goals established by the compensation committee at the beginning of 2016 for our 2016 annual incentive plan are shown in the following table:

(in millions, except per share data and percentages)	2016 Target	2016 Actual	2016 Actual as % of 2016 Target

Revenues Before Reimbursements	$937.0	$938.7	100.2%

Adjusted EBITDA(1)	$145.0	$142.3	98.1%

Adjusted Earnings Per Share(1)	$1.12	$1.27	113.4%

(1)	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted earnings per share (EPS) are non-GAAP financial measures, as defined by the SEC. Adjusted EBITDA and adjusted EPS exclude the impact of severance expenses and other operating costs (benefits), such as contingent acquisition liability adjustments, office consolidation costs and impairment expenses.

How was the Company’s performance aligned with our NEOs’ compensation for 2016?

Performance-based compensation represented a significant percentage of our NEOs’ 2016 total direct compensation (“TDC”) opportunity (which includes annual base salary, annual cash bonus target and the target value of equity incentive awards). For 2016 and consistent with prior years, approximately 64% of our CEO’s TDC opportunity was tied to the achievement of pre-established financial and individual performance goals aligned with the Company’s operating and long-term strategic initiatives, share price growth or relative total shareholder return (“TSR”).

•

Annual Performance-Based Bonus — The majority (or 70%) of our NEOs’ annual cash bonus opportunity for 2016 was based on the Company’s 2016 financial performance, as defined by the three performance measures summarized in the preceding table. The balance (or 30%) of their annual cash bonus opportunity for 2016 was based on the achievement of individual qualitative performance goals tied to strategic and operating initiatives at the Company. Based on the Company’s actual financial performance (as shown in the preceding table) and the compensation committee’s assessment of the relative achievement by each NEO of his or her respective individual performance goals for 2016, the cash bonuses paid to our NEOs under our 2016 annual incentive plan ranged between approximately 118% and 135% of their respective annual cash bonus targets, as summarized in the following table.

	2016 Bonus Target	2016 Bonus as % of Target	2016 Actual Bonus
Julie M. Howard	$900,000	135.0%	$1,215,000
Stephen R. Lieberman(1)	$265,000	117.7%	$312,000
Lee A. Spirer	$650,000	119.5%	$777,000
Monica M. Weed	$337,500	120.3%	$406,000

(1)	Mr. Lieberman’s 2016 bonus target was prorated based on an annual bonus target of $375,000 and the number of days he was employed by the Company in 2016.

A detailed discussion of our 2016 annual incentive plan, including how the Company’s financial performance and each NEO’s individual performance specifically impacted the actual cash bonuses paid to them for 2016, is set forth under “— 2016 Executive Compensation Program” below.

•	Equity Incentive Compensation — 75% of the equity incentive awards granted to our NEOs under our 2016 long-term equity incentive program was performance-based. 25% of the aggregate target value of the awards consisted of stock options (the compensation committee considers stock options to be performance-based because no value is delivered to the recipient unless our stock price increases during the six-year term of the option); 50% of the aggregate target value of the awards consisted of performance-based restricted stock units; and the remaining 25% of the aggregate target value of the awards consisted of time-based restricted stock units. The performance-based restricted stock units granted to our NEOs in 2016 will vest if and only to the extent that specific performance goals are met with respect to relative TSR and adjusted EBITDA during a three-year performance period.

•

Vesting of Performance-Based Equity Incentive Awards for the Three-Year Performance Period Ended December 31, 2016 — Each of Ms. Howard, Mr. Spirer and Ms. Weed were granted performance-based restricted stock units in 2014 that vested on March 17, 2017 based on the Company’s performance during the three-year performance period ended December 31, 2016, with 50% of their awards vesting based on the Company’s three-year relative TSR and 50% of their awards vesting based on the Company’s cumulative adjusted EBITDA over the same period, as discussed below.

Three-Year Relative TSR. Based on the Company’s 63rd percentile TSR ranking relative to companies within the Commercial and Professional Services Global Industry Classification Standard 2020 industry group that are also part of the Russell 3000 Index (the “GICS Industry Group”) for the three-year performance period ended December 31, 2016, the portion of the awards attributable to relative TSR performance vested at 126.0% of target.

Cumulative Adjusted EBITDA Over the Three-Year Performance Period. Based on the Company’s cumulative adjusted EBITDA of $379.4 million during the three-year performance period ended December 31, 2016, the portion of the awards attributable to cumulative adjusted EBITDA performance vested at 83.6% of target.

Accordingly, the 2014 performance-based restricted stock unit awards vested, in the aggregate, at 104.8% of target.

What features of our executive compensation program reflect commonly viewed best practices from a corporate governance perspective?

Working with its independent compensation consultant, the compensation committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether it remains consistent with the Company’s pay-for-performance philosophy and, as a whole, reflects what the compensation committee believes to be best practices among the Company’s peer group and the broader market. The chart that follows summarizes certain features of our executive compensation program, each of which the compensation committee believes reinforces our pay-for-performance philosophy.

What We Do	What We Don’t Do

✓ Align pay with Company performance and the interests of our shareholders	× No indefinite term employment agreements with our NEOs

✓ Target our NEOs’ compensation opportunities within a median market range of our peer group

×          No “single-trigger” change-in-control severance benefits or provisions in equity award agreements

×          No excise tax gross-ups upon change in control

×          No excessive severance benefits

×          No supplemental executive retirement plans

×          No re-pricing, cancellation and re-grant, or cash repurchase of underwater stock options without shareholder approval

×          No excessive perquisites and no tax gross-ups on perquisites

×          No payment of dividend equivalents on unearned performance awards or unvested time-based stock awards

✓ Tie annual bonus payouts to pre-established financial and individual performance goals
✓ Employ our NEOs “at will” without a fixed-term employment agreement, other than for our CEO
✓ Utilize multiple and both absolute and relative performance goals and multi-year, overlapping performance periods for performance awards granted under our annual long-term equity incentive program
✓ Have stock ownership guidelines and post-vesting and post-exercise holding periods for our NEOs and non-employee directors
✓ Require reimbursement of excess incentive compensation in the event of certain restatements of our financial statements
✓ Prohibit pledging and hedging of Company stock

The compensation committee believes the features of our executive compensation program are consistent with many of the views that have been expressed by our top shareholders and appropriately incentivize our NEOs to create value for our shareholders.

How did we consider the results of the 2016 advisory shareholder vote on executive compensation?

At our 2016 annual shareholders meeting, our shareholders overwhelmingly voted to approve the 2015 compensation paid to our NEOs as disclosed in the 2016 proxy statement (commonly referred to as a “say-on-pay” proposal), with over 94% of the shares present in person or represented by proxy voting “for” the say-on-pay proposal. Considering the results of this advisory vote, the compensation committee decided to retain our overall executive compensation philosophy and did not make any significant changes to our executive compensation program for 2016. As a result, our executive compensation program for 2016 continues to emphasize performance-based and retention-based annual and long-term incentive compensation opportunities that are designed to reward our NEOs for the creation of shareholder value. We believe the performance metrics established by the compensation committee as part of our 2016 executive compensation program are consistent with this philosophy.

Executive Compensation Philosophy

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company strategically, operationally, financially and culturally, and to ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

How is pay aligned with performance?

Performance-based compensation represented a significant portion of our NEOs’ TDC opportunity for 2016. In particular:

•

All of the cash bonuses paid to our NEOs under our annual incentive plan are tied to pre-established financial and/or individual performance goals that are aligned with the Company’s operational and long-term strategic initiatives; and

•

Three-quarters of the equity awards granted to our NEOs under our 2016 long-term equity incentive program were performance-based in the form of stock options and performance-based restricted stock units.

How do we establish the market competitiveness of our executive compensation program?

To enhance retention and strengthen the focus of our executive management team, we designed our executive compensation program to provide our NEOs with TDC opportunities that are competitive with comparable positions at companies within our peer group and the broader market. The compensation committee assesses the market competitiveness of our executive compensation program based on peer group proxy data and utilizes “median market” ranges that are computed based on peer group proxy data when targeting the compensation opportunities for our NEOs (as discussed in further detail below). General industry survey data provides additional perspective, but the median market ranges are computed solely on the basis of the peer group proxy data because the compensation committee believes that peer group proxy data is currently more representative of the companies with which we compete for executive talent. Frederic W. Cook & Co., the compensation committee’s independent compensation consultant (“FW Cook”), compiles and analyzes peer group proxy data and provides survey data for this purpose.

On an annual basis, the compensation committee evaluates and, if appropriate, adjusts the composition of the peer group. In reviewing the composition of the peer group, the compensation committee considers the following general criteria:

•	companies in the same or similar lines of business;

•	companies with at least one of the following business traits: human capital intensive, business-to-business advisory services, project-based revenue model and international operations; and

•

companies with revenues ranging between approximately 33% and 300% of the Company’s trailing four-quarter revenues before reimbursements (which were $856 million as of June 30, 2016, when the peer group was reviewed, as shown in the chart below) and within a reasonable size range of the Company, as recommended by FW Cook, with respect to other financial and operating metrics, such as operating income, total assets, total equity, total employees and market capitalization.

Based on these criteria, as well as input from management and FW Cook, the compensation committee approved the following peer group for purposes of evaluating 2016 executive compensation decisions. This peer group of companies has remained the same since 2011, with the exception of one company (Sapient Corporation) which was removed from the 2016 peer group due to its acquisition.

	As of June 30, 2016 (in millions, except employee data)(1)
Peer Company	Trailing 4-Qtr. Net Revenue	Market Cap	Most Recent Fiscal Year-End Employees
The Advisory Board Company	$790	$1,451	3,500
CBIZ, Inc.	$761	$537	4,400
CEB Inc.	$930	$1,986	4,600
CRA International, Inc.	$306	$226	511
Exponent, Inc.	$299	$1,516	999
FTI Consulting, Inc.	$1,817	$1,654	4,634
Gartner, Inc.	$2,249	$8,036	7,834
Heidrick & Struggles International, Inc.	$546	$313	1,659
Hill International, Inc.	$637	$211	4,150
Huron Consulting Group Inc.	$725	$1,259	2,671
ICF International, Inc.	$1,142	$778	5,000
IHS Inc.	$2,250	$7,798	8,600
Korn/Ferry International	$1,292	$1,186	6,947
MAXIMUS, Inc.	$2,314	$3,593	17,000
Resources Connection, Inc.	$595	$543	3,258
Tetra Tech, Inc.	$1,749	$1,781	13,000
TRC Companies, Inc.	$450	$196	3,700
VSE Corporation	$557	$361	2,057

75th Percentile	$1,634	$1,749	6,460
Median	$775	$1,223	4,275
25th Percentile	$566	$405	2,818

Navigant Consulting, Inc.	$856	$769	5,411
Navigant Consulting, Inc. (percentile rank)	56%	41%	72%

(1)	All peer group financial, market and operating data was compiled by FW Cook from Standard & Poor’s Capital IQ Service and represents the most recent data reviewed by the compensation committee in connection with its annual peer group composition analysis. Other than for the Company, net revenue may reflect measures not in conformity with GAAP.

For 2016, and consistent with the prior year, we targeted the compensation of our NEOs at a “median market” range, which we define as within 10% of the peer group median for base salaries, within 15% of the peer group median for annual cash bonus targets, and within 20% of the peer group median for long-term equity incentive targets and targeted TDC. Individual target compensation opportunities, however, may vary depending on the relative level of experience and tenure of the executive or clearly differentiated individual performance.

How do we discourage excessive risk-taking and promote sound corporate governance?

We have designed our executive compensation program and adopted certain compensation policies to discourage excessive risk-taking. The design features of our program that we believe mitigate risk include the following:

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We have a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements;

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The awards granted under our long-term equity incentive program contain multi-year vesting and/or performance periods that overlap in order to diminish the incentive to maximize performance in any one fiscal year at the expense of another;

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Awards payable to our NEOs under our annual incentive plan, as well as the vesting of the performance-based restricted stock unit awards granted to our NEOs, are based on the attainment of multiple performance goals, with balanced weighting, which decreases the incentive to focus on a single performance goal to the detriment of others;

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Awards under our annual incentive plan and the vesting of performance-based restricted stock unit awards are limited to formulaic maximums based on the achievement of pre-established performance goals over the relevant performance period;

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Our stock ownership guidelines, which also include holding period requirements, continue to align our NEOs’ interests with those of our shareholders beyond the end of a specific performance period or following a vesting or option exercise date;

•	Our insider trading policies prohibit all of our employees, including our NEOs, from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock; and

•	Our insider trading policies also prohibit our executives and directors from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

Role of Independent Compensation Consultant and Management

Role of Independent Compensation Consultant

The compensation committee has engaged FW Cook to serve as its independent compensation consultant. FW Cook works directly for the compensation committee (and not on behalf of management) and assists the compensation committee in evaluating our executive compensation program, including peer group composition, competitive benchmarking, program design, and staying abreast of market practices and trends. FW Cook performed no other work for the Company in 2016.

In connection with its engagement of FW Cook, the compensation committee assessed the independence of FW Cook, taking into account such factors as FW Cook’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could impact FW Cook’s independence. The compensation committee identified no conflicts of interests with respect to its engagement of FW Cook and concluded that FW Cook was independent.

Role of Management in Compensation Decisions

As part of its annual compensation review, the compensation committee reviews the performance of each NEO. For our NEOs other than the CEO, the compensation committee receives performance assessments and compensation recommendations from our CEO. Except for our CEO, none of the other NEOs is present when these assessments and recommendations are made, and they do not otherwise play any role in decisions affecting their compensation, except for discussing their annual, individual performance goals (and their self-assessment of their respective achievement of those goals) with our CEO. Our CEO, in turn, makes recommendations to the compensation committee based on these discussions. Our CEO does not participate in her own performance review and does not recommend her own compensation (other than completing a self-assessment of her annual, individual performance achievements against pre-established goals).

2016 Executive Compensation Program

Our executive compensation program for 2016 was comprised primarily of annual cash compensation (base salary and performance-based bonus) and equity incentive compensation (stock options, performance-based restricted stock units and time-based restricted stock units). We offer limited perquisites and no supplemental executive retirement benefits to our NEOs.

How does our 2016 executive compensation program align with our overall pay philosophy and objectives?

The following table shows how our 2016 executive compensation program fits into our overall compensation philosophy and program objectives:

Component	Key Characteristics	Overall Objective	Specific Purpose	2016 Decisions
Base Salary	• Fixed compensation payable in cash • Reviewed annually for market competitiveness	• Attract and retain • Pay competitively	• Provide a base level of fixed and predictable income	• Ms. Howard and Mr. Spirer each received base salary increases, effective March 1, 2016, which were the first such salary increases since 2014 (see page 24)
Performance- Based Bonus

•  Variable incentive compensation payable in cash

•  Payouts based on the achievement of pre-established annual financial goals related to revenues, adjusted EBITDA and adjusted EPS as well as individual performance goals

		• Attract and retain • Pay competitively • Align pay with performance results	• Motivate and reward financial and individual performance in line with the Company’s annual operating plan and short-term operating objectives

•  Based on actual performance relative to the financial and individual performance goals established at the beginning of the year, cash bonus payouts under our 2016 annual incentive plan ranged between 118% and 135% of target (see page 26)

Stock Options

•  Variable equity incentive compensation

•  Value delivered to holder is based on the increase in our common stock price during the term of the option

•  Vest annually over a three-year period and expire six years from the grant date

		• Attract and retain • Pay competitively • Align NEOs’ interests with our shareholders’ interests on a long-term basis	• Promote long-term retention • Incentivize the creation of long-term shareholder value	• Represented 25% of the awards granted under our 2016 long-term equity incentive program (see pages 27-28)
Performance-Based Restricted Stock Units

•  Variable equity incentive compensation

•  Vest based on relative TSR percentile rank and cumulative adjusted EBITDA performance

•  Three-year performance period for awards granted as part of our 2016 long-term equity incentive program

		• Attract and retain • Pay competitively • Align pay with performance results and shareholder value creation during the performance period	• Promote long-term retention • Incentivize the creation of long-term shareholder value and achievement of long-term financial and strategic objectives

•  Represented 50% of the awards granted under our 2016 long-term equity incentive program (see page 27)

•  Awards granted to Ms. Howard, Mr. Spirer and Ms. Weed in 2014 vested at 104.8% of target based on the Company’s relative TSR and adjusted EBITDA performance during the three-year performance period ended December 31, 2016 (see page 29)

Time-Based Restricted Stock Units	• Vest annually over three-year period	• Attract and retain • Pay competitively • Align NEOs’ interests with our shareholders’ interests on a long-term basis	• Promote long-term retention • Incentivize the creation of long-term shareholder value	• Represented 25% of the awards granted under our 2016 long-term equity incentive program (see pages 27-28)
New Hire Awards	• One-time restricted stock unit award granted on the date of hire • Vest annually over three-year period	• Attract and retain • Pay competitively	• Attract highly qualified executive talent • Promote long-term retention	• Restricted stock units with aggregate grant date value of $500,000 granted to Mr. Lieberman in connection with his appointment as our new CFO (see page 26)

How were each of our executive pay components determined for 2016?

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Annual Base Salary — Our NEOs’ initial annual base salaries are set based on median market data and other factors such as each executive’s prior work experience and scope of responsibility. Thereafter, base salaries are reviewed annually by the compensation committee relative to the peer group median in keeping with our objective of retaining executive talent and paying competitively (see “Executive Compensation Philosophy — How do we establish the market competiveness of our executive compensation program?” above), as well as each executive’s experience, level of responsibility, individual performance and tenure with the Company.

The compensation committee approved base salary increases, effective March 1, 2016, for Ms. Howard (from $800,000 to $900,000) and Mr. Spirer (from $600,000 to $650,000), which were the first base salary increases for them since 2014. Ms. Howard’s base salary increase was in line with the peer group market median for her position and also in recognition of her performance and strategic contributions to the Company. Mr. Spirer’s base salary increase was reflective of his performance and overall scope of responsibility within the organization.

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Annual Performance-Based Bonus — We designed our 2016 annual incentive plan to motivate our NEOs to achieve the Company’s annual financial goals and their individual performance goals in line with the Company’s annual operating plan and short-term operating objectives. Cash bonuses awarded to our NEOs under the plan are based on the achievement by the Company and each NEO of pre-established performance goals and are calculated using the following formula:

Target Annual Bonus ($)	x	Company Performance Factor (%)	x	70% weighting	+	Individual Performance Factor (%)	x	30% weighting	=	Payout ($)

Annual cash bonus targets, which are expressed as a percentage of the NEO’s base salary, are reviewed and set annually by the compensation committee based on peer group data and other factors such as the respective executive’s expected relative contribution to the organization and internal pay equity.

Ms. Howard’s, Mr. Spirer’s and Ms. Weed’s annual cash bonus targets (expressed as a percentage of their respective base salaries) remained at the same levels as applied in 2015 (Ms. Howard — 100%, Mr. Spirer — 100% and Ms. Weed — 75%). Under the terms of his offer letter, Mr. Lieberman’s annual cash bonus target was set at 75% of his base salary, consistent with peer group data. As Mr. Lieberman commenced employment with us during the year (on April 18, 2016), his cash bonus award for 2016 was prorated based on the number of days he was employed with the Company in 2016

Awards payable under our annual incentive plan may range from 0% to a maximum cap of 200% of an NEO’s annual cash bonus target.

How was the Company Performance Factor determined for 2016?

The Company Performance Factor was determined by measuring the Company’s performance for 2016 against specified financial performance goals established by the compensation committee at the beginning of the year. Each financial performance goal is comprised of threshold, target and maximum performance levels. If the threshold performance level for a particular financial performance goal is not achieved, no amount will be paid for that performance goal. For 2016, the Company performance goals and their relative weightings were as follows:

		Payout Factor (in millions, except per share data)
Performance Goal	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Revenues Before Reimbursements	33.33%	$796.0	$937.0	$1,078.0
Adjusted EBITDA	33.33%	$116.0	$145.0	$174.0
Adjusted EPS	33.33%	$0.90	$1.12	$1.34

The compensation committee selected these financial measures because it believed that they collectively: (1) motivated our NEOs to focus on both revenue growth and profitability; (2) were consistent with the Company’s long-term strategic initiatives; and (3) were tied to the creation of long-term shareholder value. Each performance goal’s target performance level was the same as the Company’s 2016 financial and operating plan targets established at the beginning of the year. Company performance between the threshold, target and maximum performance levels is determined using a matrix that includes a series of intermediate performance levels, with straight line interpolation between the intermediate performance levels.

The Company’s 2016 performance, measured against each of the financial performance targets established under our 2016 annual incentive plan, is illustrated in the following table. This performance resulted in a Company Performance Factor of 117.8%.

Performance Goal	2016 Actual	Payout Factor	Weighting	Weighted Payout Factor
Revenues Before Reimbursements	$938.7M	101.9%	33.33%	34.0%
Adjusted EBITDA	$142.3M	95.2%	33.33%	31.7%
Adjusted EPS	$1.27	156.3%	33.33%	52.1%

	Company Performance Factor			117.8%

How were the Individual Performance Factors for each NEO determined for 2016?

Individual performance goals for each NEO were established early in 2016 (or shortly following his date of hire in the case of Mr. Lieberman) and were designed to generally align with the Company’s strategic and operating initiatives (both short-term and long-term). The compensation committee reviews and approves the individual performance goals (including the goals’ relative weighting) for the CEO and, based on the CEO’s recommendations, reviews and approves the individual performance goals (including the goals’ relative weighting) for the other NEOs. In early 2017, the compensation committee evaluated the NEOs’ individual performance, with input from the CEO on the individual performance of the NEOs other than herself. Based on this evaluation, the compensation committee certified the achievement by each NEO of his or her individual performance goals and assigned each NEO an Individual Performance Factor (ranging from 0% to 200%), which is weighted 30% in the bonus payout formula.

The following table contains a high-level summary of the individual performance goals of each NEO who received a bonus under our 2016 annual incentive plan as approved by the compensation committee.

Individual Performance Goals
Julie M. Howard	Ms. Howard’s 2016 goals focused on driving successful progress on key strategic imperatives, ensuring effective alignment of our people and organization against strategic imperatives and development of greater awareness, interest and confidence in our expertise and the Navigant brand.

Stephen R. Lieberman	Mr. Lieberman’s 2016 goals included effective management of our finance, accounting, corporate development, real estate and investor relations functions, continued maintenance of our internal controls and management of our capital allocation strategy and cash flows.

Lee A. Spirer	Mr. Spirer’s 2016 goals were centered on aligning, strengthening and focusing the organization to deliver against current year operating goals and make progress against the Company’s long-term strategic initiatives.

Monica M. Weed	Ms. Weed’s 2016 goals primarily related to successfully managing our legal department, litigation activity, as well as corporate governance, securities and compliance matters. Her goals also included leading the enterprise risk management function.

What were the bonus payouts to our NEOs for 2016?

Based on Company performance and achievement by each NEO of his or her respective individual performance goals, cash bonus awards paid under our 2016 annual incentive plan to eligible NEOs in March 2017 were as follows:

	Target Annual Incentive	Actual Bonus Payout	Bonus Award as % of Target(1)
Julie M. Howard	$900,000	$1,215,000	135.0%
Stephen R. Lieberman(2)	$265,000	$312,000	117.7%
Lee A. Spirer	$650,000	$777,000	119.5%
Monica M. Weed	$337,500	$406,000	120.3%

(1)	Based on a Company Performance Factor of 117.8% (resulting in a payout percentage of 82.5% for Company performance after applying the 70% weighting) and an Individual Performance Factor for each NEO determined by the compensation committee based on its assessment of each NEO’s achievement of the above-referenced individual performance goals (which is weighted 30% in the bonus payout formula).

(2)	Mr. Lieberman’s 2016 bonus target was prorated based on an annual bonus target of $375,000 and the number of days he was employed by the Company in 2016.

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Equity Incentive Compensation — Equity-based incentive awards further align our NEOs’ interests with those of our shareholders and incentivize the creation of shareholder value as well as the achievement of the Company’s financial and strategic initiatives. We also believe that offering our NEOs equity-based incentives gives us an advantage in terms of attracting and retaining executive talent in a competitive environment.

For 2016, consistent with 2015, 75% of the long-term equity incentive awards granted to our NEOs under our annual long-term equity incentive program was performance-based. The compensation committee considers time-vested stock options to be performance-based incentive awards because no value is delivered to the recipient of the stock option award unless our stock price increases during the six-year term of the option (a shorter-than-market term of six years is used for stock option awards to control the potential dilution overhang from our equity compensation program) and shareholder value is created. As discussed in the “Executive Summary” above, the remaining 25% of the long-term equity incentive awards granted to our NEOs under this annual program was in the form of time-based restricted stock units that vest in one-third increments on each of the first three anniversaries of the grant date.

In addition to participating in our 2016 long-term equity incentive program, Mr. Lieberman was awarded a one-time grant of restricted stock units, effective April 18, 2016 (his employment commencement date), with an aggregate grant date value equal to $500,000. The value of this new hire award was intended to replace some of the value of awards Mr. Lieberman forfeited from his prior employer, and was consistent with new hire awards that had been granted by the Company to newly-hired executives in the recent past. The restricted stock units vest in one-third annual increments subject to Mr. Lieberman’s continued employment with the Company through each of the respective annual vesting dates, except as otherwise provided in the agreement setting forth the terms and conditions of the award.

How were grant values determined under our 2016 Long-Term Equity Incentive Program?

Target equity award values for each of our NEOs who received awards under our 2016 long-term equity incentive program were determined by the compensation committee based on the median market ranges developed by FW Cook. The aggregate grant date value of the long-term equity incentive awards, granted effective March 15, 2016 (or April 18, 2016 in the case of Mr. Lieberman), is shown in the table below:

2016 Equity Award Value(1)
Julie M. Howard	$2,200,000
Stephen R. Lieberman	$500,000
Lee A. Spirer	$650,000
Monica M. Weed	$375,000

(1)	Represents the target equity award opportunity for each NEO included in the table. The target award values are not the same as the grant date fair values computed for financial reporting purposes and reported in the “2016 Grants of Plan-Based Awards” table included in the section entitled “Executive Compensation” below because the target number of shares underlying the target award value of the performance-based restricted stock units is computed based on our average stock price during the 30 calendar-day period prior to the grant date, rather than the stock price on the date of grant.

The target equity award value for each of the above NEOs was determined based upon the peer group median ranges determined by FW Cook. As explained above, long-term equity incentive targets are determined based in part on the median of our peer group, plus or minus 20%. The target equity award value for Ms. Howard for 2016 represented an approximate 29% increase over the value of her target equity award for 2015 to reflect increases in grant values for her position among the peer group companies. The target equity award value for Ms. Weed for 2016 increased approximately 25% over the value of her target equity award for 2015 based on peer group median grant value ranges for her position and internal pay equity given her level of performance.

Consistent with 2015, three award types were granted under our 2016 long-term equity incentive program:

•	Performance-based restricted stock units (which represented 50% of the total target award value);

•	Stock options (which represented 25% of the total target award value); and

•	Time-based restricted stock units (which represented 25% of the total target award value).

Performance-Based Restricted Stock Units — Similar to prior years, the performance-based restricted stock units granted to our NEOs under our 2016 long-term equity incentive program vest if and only to the extent that specified quantitative performance goals with respect to the Company’s TSR, relative to the GICS Industry Group, and cumulative adjusted EBITDA are met during a three-year performance period. With respect to the weighting of each performance goal, the cumulative adjusted EBITDA goal is weighted at 75% and the relative TSR performance goal is weighted at 25%, consistent with the weighting of each performance goal for the awards granted to our NEOs under our 2015 long-term equity incentive program. Both performance goals are comprised of threshold, target and maximum performance levels. If the threshold level of performance is not met for a particular performance goal, the portion of the award related to that performance goal will not vest.

The vesting percentages applicable to the TSR performance goal are set forth below.

Percentile Rank vs. GICS Industry Group	Vesting Percentage (Straight Line Interpolation Between Levels)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile and above	150%

The target performance level for the cumulative adjusted EBITDA goal (which would result in a 100% payout for this tranche of the performance-based restricted stock unit award) was designed to be achievable with continued strong business performance, while the maximum performance level (which would result in a 150% payout for this tranche of the award) was designed to be more difficult to achieve and would require stronger business performance and significantly higher adjusted EBITDA performance over the three-year performance period.

Stock Options — The stock options granted to our NEOs under our 2016 long-term equity incentive program have an exercise price equal to $15.11 per share (which was the closing price of a share of our common stock on the grant date), vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with the Company on the applicable vesting date (except as set forth in the award agreement embodying the grant) and expire six years following the grant date.

Time-Based Restricted Stock Units — The time-based restricted stock units granted to our NEOs under our 2016 long-term equity incentive program vest in one-third increments on each of the first three anniversaries of the grant date, subject to the NEO’s continued employment with the Company on the applicable vesting date (except as set forth in the award agreement embodying the grant).

How did the Company’s performance during 2016 affect the vesting of performance-based restricted stock unit awards?

Fifty percent of the performance-based restricted stock unit awards granted to Ms. Howard, Mr. Spirer and Ms. Weed in 2014 that vested on March 17, 2017 (which was the third anniversary of the grant date) vested if and only to the extent that the Company’s TSR, relative to companies in the GICS Industry Group, met or exceeded specified targets during the three-year performance period ended December 31, 2016, with the vesting percentages for this tranche of the award determined as follows (using straight-line interpolation between performance levels):

Company Percentile Rank v. GICS Industry Group	Vesting Percentage
Below 25th percentile	0%
25th percentile	50%
50th percentile and above	100%
75th percentile and above	150%

Actual Vesting Percentage (3-year TSR rank = 63rd percentile)	126.0%

As the table above indicates, the Company’s actual TSR rank for the three-year performance period ended December 31, 2016 was at the 63rd percentile of companies in the GICS Industry Group, which resulted in a payout level for this tranche of the award equal to 126.0% of the target shares underlying this tranche of the award.

The remaining fifty percent of the performance-based restricted stock unit awards granted to Ms. Howard, Mr. Spirer and Ms. Weed in 2014 that vested on March 17, 2017 (which was the third anniversary of the grant date) vested if and only to the extent that the Company’s cumulative adjusted EBITDA for the three-year performance period ended December 31, 2016 met or exceeded the threshold, target or maximum level for this performance goal. Based on a cumulative adjusted EBITDA target for the three-year performance period of $406.0 million, and the Company’s actual cumulative adjusted EBITDA for the three-year performance period of $379.4 million, 83.6 % of the target shares underlying this tranche of the award vested, as shown in the following table.

Adjusted EBITDA
Below threshold (0%)	<$	325M
Threshold (50%)		$325M
Target (100%)		$406M
Maximum (150%)		$446M

Actual Vesting Percentage = 83.6% (Cumulative 3-Year Adjusted EBITDA = $379.4 million)

Accordingly, based on the Company’s relative TSR and cumulative adjusted EBITDA performance over the three-year performance period, the vesting percentage of the performance-based restricted stock unit awards granted in 2014 to Ms. Howard, Mr. Spirer and Ms. Weed was 104.8% of the target shares underlying the award after applying the weighting of each performance goal.

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Other Compensation — We offer limited perquisites to our NEOs, with parking benefits being the main perquisite that our NEOs receive on an annual basis. In 2016, we paid Mr. Lieberman a $125,000 relocation allowance; provided, however, that this relocation allowance is fully reimbursable to the Company in the event Mr. Lieberman voluntarily terminates his employment prior to the first anniversary of his employment commencement date. None of our NEOs receives benefits under a defined benefit pension plan or supplemental executive retirement plan.

Interim CFO Compensation

Under the terms of an interim executive officer agreement that we entered into with Mr. Nardi on November 9, 2015, during 2016, Mr. Nardi received a base salary at an annualized rate of $500,000 and a cash bonus equal to 75% of his base salary earned during his period of employment with us. Mr. Nardi’s base salary and cash bonus percentage were based on the corresponding amounts to which our former CFO was entitled at the time of her resignation. Mr. Nardi also received a cash sign-on bonus of $100,000, which was paid in January 2016. In recognition of the fact that Mr. Nardi’s period of service as our interim CFO was longer than originally anticipated, the compensation committee approved an additional cash bonus in the amount of $150,000 payable to Mr. Nardi in May 2016 at the end of his term of employment with us. Mr. Nardi was otherwise not eligible to participate in either our 2016 annual incentive plan or 2016 long-term equity incentive program.

Post-Termination Compensation

We have entered into severance arrangements with our NEOs that provide, among other things, for certain payments and benefits in the event that an NEO’s employment is terminated under certain circumstances, such as being terminated by the Company without “cause” or resigning for “good reason” or within a specified period following a “change in control.” These severance arrangements are described in further detail in the section entitled “Executive Compensation — Employment Arrangements” below.

The compensation committee believes that the severance arrangements provided to our NEOs are an important part of our overall executive compensation program because they help us ensure the continued focus and dedication of our NEOs, notwithstanding any concern that they may have at any given time regarding their continued employment prior to or following a change in control transaction. The compensation committee also believes that offering severance benefits is an important recruiting and retention tool, as the majority of companies with which we compete for executive talent have similar arrangements in place for their executive officers.

Prior to 2016, we had a practice of entering into employment agreements with each of our NEOs for finite terms. In early 2016, following a review of peer group and market practice, the compensation committee decided to discontinue the practice of entering into employment agreements for our executive officer positions (excluding the CEO) commencing with the new CFO hire (Mr. Lieberman) and upon expiration of the term of each NEO’s employment agreement. Ms. Howard’s employment agreement provides for one-year extensions past the initial five-year term ending on March 1, 2017, unless we provide notice of our intent not to continue her employment after the expiration of that agreement on terms (other than contract length) at least equivalent to the terms of the agreement. No such notice was provided on or prior to March 1, 2016.

None of the employment arrangements with our NEOs contain excise tax gross-up provisions related to a change in control of the Company, and in order for our NEOs to be entitled to severance benefits in connection with a change in control transaction, a qualifying termination event (or “double trigger”) is required.

Other Compensation Policies

Stock Ownership Guidelines and Holding Period Requirements

To reinforce the importance of stock ownership and further align our NEOs’ interests with those of our shareholders, the compensation committee has adopted stock ownership guidelines which also include holding period requirements that apply to equity incentive awards granted to our NEOs. Consistent with the prevailing practice in our current peer group, our stock ownership guidelines require the CEO to own shares of our common stock valued at a minimum of four times annual base salary and the other NEOs to own shares of our common stock valued at a minimum of three times annual base salary. In addition to shares owned outright by the NEO, shares that count toward the achievement of the ownership guidelines include the net in-the-money, after-tax value of vested, but unexercised, stock options, as well as vested and unvested time-based restricted stock units. Shares that do not count towards the achievement of the ownership guidelines include shares underlying unvested stock options and unvested performance-based restricted stock units. Until these ownership guidelines are achieved, each NEO must retain at least 50% (75% in the case of the CEO) of the net shares received upon the vesting of equity awards or the exercise of stock options.

Even after meeting the applicable stock ownership guideline, our NEOs must comply with holding period requirements with respect to their equity incentive awards. Under these holding period requirements, our CEO is required to hold at least 75%, and the other NEOs are required to hold at least 50%, of the net shares received from the vesting of equity awards or the exercise of stock options for at least one year following the vesting or exercise date.

At the end of 2016, all of our NEOs were in compliance with these stock ownership guidelines (either because they achieved the applicable ownership guideline or had complied with the applicable retention ratios if such guideline had not been achieved) including the holding period requirements contained therein.

Clawback Policy

The Board has adopted a clawback policy requiring the reimbursement of excess annual cash or long-term equity incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements. This policy will be amended as necessary to comply with the final regulations under the Dodd-Frank Wall Street Reform Act when they are adopted by the SEC.

Insider Trading Policies

Our insider trading policies prohibit all of our employees, including our NEOs, from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock. Effective January 1, 2013, our insider trading policies also prohibit, on a prospective basis, our employees from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and such other filings with the SEC as may be appropriate.

COMPENSATION COMMITTEE

Stephan A. James, Chairman

Cynthia A. Glassman

Samuel K. Skinner

Michael L. Tipsord

Randy H. Zwirn

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our NEOs for the last three fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Julie M. Howard	2016	884,231	—	1,961,617	550,004	1,215,000	15,004	4,625,856
Chairman and Chief Executive Officer	2015	830,769	—	1,262,483	425,050	968,000	15,448	3,501,750
	2014	780,769	—	1,136,169	362,506	746,000	15,141	3,040,585

Stephen R. Lieberman	2016	355,769	—	957,084	125,002	312,000	136,737	1,886,594
Executive Vice President	2015	—	—	—	—	—	—	—
and Chief Financial Officer(6)	2014	—	—	—	—	—	—	—

Lee A. Spirer	2016	642,115	—	579,588	162,500	777,000	12,802	2,174,005
Executive Vice President	2015	623,077	—	445,601	150,019	679,000	11,696	1,909,393
and Global Business Leader	2014	590,385	—	470,143	150,006	410,000	10,937	1,631,471

Monica M. Weed	2016	450,000	—	334,378	93,753	406,000	16,653	1,300,784
Executive Vice President,	2015	467,308	—	222,807	75,012	389,000	17,777	1,171,904
General Counsel and Secretary	2014	450,000	—	235,071	75,007	325,000	13,879	1,098,957

Thomas A. Nardi	2016	211,538	447,440	—	—	—	6,068	665,046
Former Executive Vice President and Interim Chief Financial Officer(7)	2015	76,923	55,000	—	—	—	868	132,791
	2014	—	—	—	—	—	—	—

(1)	The amounts reported in this column for 2016 reflect the increase in the base salary rates for Ms. Howard and Mr. Spirer that became effective March 1, 2016 as discussed above under the section entitled “Compensation Discussion and Analysis — 2016 Executive Compensation Program” above.

(2)	The bonus amount for Mr. Nardi represents the cash sign-on bonus of $100,000 paid to him in January 2016, the prorated annual cash bonus paid to Mr. Nardi for his service as our Interim CFO during 2016, plus the additional cash bonus of $150,000 paid to him in May 2016 at the end of his term of employment with us. See the section entitled “Compensation Discussion and Analysis — Interim CFO Compensation” above.

(3)	The amounts reported in these columns for 2016 represent the aggregate grant date fair value of the restricted stock units or stock option awards granted to our NEOs (other than Mr. Nardi) computed in accordance with the Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 8 — Share-Based Compensation Expense to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 17, 2017 (the “2016 Form 10-K”). With respect to the performance-based restricted stock units that were granted to our NEOs (other than Mr. Nardi) in 2016, the amounts reported are based on the probable outcome of the performance-based vesting conditions at the time of grant. Assuming the highest level of performance is achieved, the grant date fair value of the performance-based restricted stock unit awards would have been as follows: $1,657,695 for Ms. Howard; $489,791 for Mr. Spirer; $381,059 for Mr. Lieberman and $282,565 for Ms. Weed.

(4)	The amounts reported in this column for 2016 represent awards paid to our NEOs under the 2016 annual incentive plan. These awards are discussed in more detail under the section entitled “Compensation Discussion and Analysis — 2016 Executive Compensation Program” above. These annual cash incentive awards were paid to our NEOs on March 10, 2017.

(5)	The amounts reported in this column include Company matching contributions under our 401(k) plan, the value attributable to group-term life insurance benefits and parking benefits provided to each NEO. In addition, for Mr. Lieberman in 2016, this amount includes a $125,000 relocation allowance paid to him upon commencement of employment with us. This relocation allowance is repayable to the Company in full in the event Mr. Lieberman terminates his employment with the Company prior to April 18, 2017. Except as described in the preceding sentence, no other items included in this column for any of the NEOs had a value in excess of $10,000 for 2016.

(6)	Mr. Lieberman joined the Company on April 18, 2016. As a result, the amounts reported for his base salary and annual incentive award for 2016 are based on a partial year of service. His annualized base salary for 2016 was $500,000.

(7)	Following Mr. Lieberman’s appointment as our new CFO, Mr. Nardi remained with the Company through May 27, 2016 to assist with the transition of responsibilities. The amount reported for Mr. Nardi’s base salary for 2016 consists of the salary paid to him for that portion of 2016 he was employed by the Company. His annualized base salary for 2016 was $500,000.

2016 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Plan Awards(2)			All Other Stock Awards: Number of Shares (#)(3)	All Other Option Awards: Number of Shares Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Grant Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julie M. Howard	—	—	450,000	900,000	1,800,000
	3/15/2016	3/7/2016								113,981	15.11	550,004
	3/15/2016	3/7/2016				36,570	73,139	109,709				1,409,044
	3/15/2016	3/7/2016							36,570			552,573
Stephen R. Lieberman	—	—	132,500	265,000	530,000
	4/18/2016	3/7/2016								25,423	15.77	125,002
	4/18/2016	3/7/2016				8,055	16,109	24,164				321,995
	4/18/2016	3/7/2016							40,272			635,089
Lee A. Spirer	—	—	325,000	650,000	1,300,000
	3/15/2016	3/7/2016								33,676	15.11	162,500
	3/15/2016	3/7/2016				10,805	21,610	32,415				416,324
	3/15/2016	3/7/2016							10,805			163,264
Monica M. Weed	—	—	168,750	337,500	675,000
	3/15/2016	3/7/2016								19,429	15.11	93,753
	3/15/2016	3/7/2016				6,234	12,467	18,701				240,182
	3/15/2016	3/7/2016							6,234			94,196
Thomas A. Nardi(6)	—	—

(1)	The amounts reported in these columns show the threshold, target and maximum award opportunities payable to our NEOs under the 2016 annual incentive plan. The amounts reported for Mr. Lieberman represent a prorated target incentive award for 2016 to reflect his employment commencement date of April 18, 2016. A discussion of the performance goals utilized for the 2016 annual incentive plan is included under the section entitled “Compensation Discussion and Analysis — 2016 Executive Compensation Program,” above. The actual cash awards paid to our NEOs under the 2016 annual incentive plan are set forth in the 2016 Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

The amounts reported in these columns show the threshold, target and maximum award opportunities for the performance-based restricted stock units granted to the specified NEOs under the Navigant Consulting, Inc.

2012 Long-Term Incentive Plan, as amended and restated (the “2012 Plan”). These restricted stock units vest on the third anniversary of the grant date, subject to the holder’s continued employment with the Company, if and only to the extent that specific performance goals with respect to the Company’s TSR, relative to companies in the GICS Industry Group, and cumulative adjusted EBITDA are met during a three-year performance period.

(3)	The amounts reported in this column represent the time-based restricted stock units granted to the specified NEOs under the 2012 Plan, including the initial equity grant of restricted stock units granted to Mr. Lieberman upon commencement of his employment with us as our new CFO. These restricted stock units vest in one-third increments on each of the first three anniversaries of the grant date.

(4)	The amounts reported in this column represent stock options granted to the specified NEOs under the 2012 Plan. The stock options vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with the Company.

(5)	The amounts reported in this column represent the grant date fair value of each equity award computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. In the case of the performance-based restricted stock units, the amounts reported are based upon the probable outcome of the applicable performance-based vesting conditions at the time of grant. Assumptions made in computing the grant date fair value of these awards are described in Note 8 — Share-Based Compensation Expense to the notes to consolidated financial statements in our 2016 Form 10-K, subject to the holder’s continued employment with the Company.

(6)	Mr. Nardi did not receive any plan-based awards in 2016 given the temporary nature of his employment with us.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Julie M. Howard	3/15/2011	16,727	—	9.25	3/15/2017	—		—	—	—
	3/15/2012	67,411	—	13.78	3/15/2018	—		—	—	—
	3/15/2013	72,873	—	13.17	3/15/2019	—		—	—	—
	3/17/2014	32,097	16,049	18.45	3/17/2020	49,868	(4)	1,305,534	—	—
	3/16/2015	30,844	61,689	13.36	3/16/2021	20,622	(5)	539,884	92,796	2,429,399
	3/15/2016	—	113,981	15.11	3/16/2022	36,570	(5)	957,403	109,709	2,872,169
Stephen R. Lieberman	4/18/2016	—	25,423	15.77	4/18/2022	40,272	(5)	1,054,321	24,164	632,600
Lee A. Spirer	3/15/2013	28,028	—	13.17	3/15/2019	—		—	—	—
	3/17/2014	13,282	6,641	18.45	3/17/2020	20,635	(4)	540,235	—	—
	3/16/2015	10,886	21,773	13.36	3/16/2021	7,279	(5)	190,564	32,753	857,460
	3/15/2016	—	33,676	15.11	3/16/2022	10,805	(5)	282,875	32,415	848,625
Monica M. Weed	3/15/2011	8,550	—	9.25	3/15/2017	—		—	—	—
	3/15/2012	15,557	—	13.78	3/15/2018	—		—	—	—
	3/15/2013	16,817	—	13.17	3/15/2019	—		—	—	—
	3/17/2014	6,641	3,321	18.45	3/17/2020	10,318	(4)	270,118	—	—
	3/16/2015	5,443	10,887	13.36	3/16/2021	3,640	(5)	95,295	16,377	428,750
	3/15/2016	—	19,429	15.11	3/16/2022	6,234	(5)	163,206	18,701	489,579
Thomas A. Nardi	—	—	—	—	—	—		—	—	—

(1)	The stock options reported in this column vest annually in equal installments over a three-year period from the grant date, subject to the holder’s continued employment with the Company.

(2)	The amounts reported in these columns are calculated by multiplying $26.18, the closing sales price per share of our common stock on December 30, 2016, by the number of shares that have not vested.

(3)	The performance-based restricted stock units vest on the third anniversary of the grant date if and only to the extent that specific performance goals with respect to the Company’s TSR, relative to the companies in the GICS Industry Group, and cumulative adjusted EBITDA are met during a three-year performance period. The amounts reported in this table for these awards are based on achieving the “maximum” level of performance, as the performance-based restricted stock units that vested based on the three-year performance period ended December 31, 2016 vested at 104.8% of target.

(4)	Includes the performance-based restricted stock units which vested on March 17, 2017 at 97.4% of target based on performance actually achieved during the three-year performance period ended December 31, 2016.

(5)	The restricted stock unit awards vest annually in equal installments over a three-year period from the grant date, subject to the holder’s continued employment with the Company.

2016 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Julie M. Howard	27,641	91,487	84,322	1,277,255
Stephen R. Lieberman	—	—	—	—
Lee A. Spirer	—	—	32,305	489,407
Monica M. Weed	13,821	44,227	18,736	283,740
Thomas A. Nardi	—	—	—	—

(1)	The amounts reported in this column are calculated by multiplying the closing sales price per share of our common stock on the exercise/vesting date by the number of shares acquired on exercise/vesting, less the aggregate exercise price paid in the case of the option awards.

2016 Potential Payments Upon Termination or Change in Control

The following table reflects the potential payments and benefits to which each of our NEOs would be entitled in the event of a termination of his or her employment or change in control of the Company. The amounts shown in the table below are estimates and were calculated assuming that the termination of employment or change in control was effective as of December 31, 2016 based on the employment arrangement that existed between the Company and the respective NEO at such date. The actual amounts that would be paid to a NEO can only be determined at the time of the termination of employment or change in control. In addition, any or all amounts payable to a NEO upon a termination of employment may be delayed for six months following the date of termination if the delay of payment is necessary to comply with Section 409A of the Code. Any cash payment delayed in that manner would also accrue interest. The section entitled “— Employment Arrangements” below contains a summary of the material terms of the employment arrangements we have with each of the NEOs shown in the table below, including terms related to any payments to which the NEO would be entitled in connection with a termination of his or her employment or change in control of the Company.

Mr. Nardi is not included in the following table because his employment as our Interim CFO ended prior to December 31, 2016. Mr. Nardi was not entitled to any severance or similar payments under the terms of his interim executive officer agreement with us. Mr. Nardi’s compensation arrangements with us are described in the section entitled “Compensation Discussion & Analysis — Interim CFO Compensation” above.

	Cash Payment ($)(1)	Continuation of Medical/ Welfare Benefits (Present Value) ($)(2)	Acceleration of Equity Awards ($)(3)	Total Termination Payments/ Benefits ($)
Julie M. Howard
• Voluntary	—	—	—	—
• Death/Disability	4,684,334	12,083	3,998,775	8,695,192
• Termination by Company Other Than For Cause	4,684,334	12,083	3,998,775	8,695,192
• Termination by Executive for Good Reason	4,684,334	12,083	—	4,696,417
• Qualifying Termination in Connection with a Change in Control	6,419,000	12,083	10,281,069	16,712,152
• Change in Control	—	—	—	—
Stephen R. Lieberman
• Voluntary	—	—	—	—
• Death/Disability	312,000	—	222,585	534,585
• Termination by Company Other Than For Cause	1,187,000	—	1,066,026	2,253,026
• Termination by Executive for Good Reason	1,187,000	—	843,441	2,030,441
• Qualifying Termination in Connection with a Change in Control	2,062,000	—	1,951,575	4,013,575
• Change in Control	—	—	—	—
Lee A. Spirer
• Voluntary	—	—	—	—
• Death/Disability	777,000	—	1,427,213	2,204,213
• Termination by Company Other Than For Cause	1,940,333	8,428	1,427,213	3,375,974
• Termination by Executive for Good Reason	1,940,333	8,428	—	1,948,761
• Qualifying Termination in Connection with a Change in Control	3,103,667	8,428	3,423,018	6,535,113
• Change in Control	—	—	—	—
Monica M. Weed
• Voluntary	—	—	—	—
• Death/Disability	406,000	—	736,593	1,142,593
• Termination by Company Other Than For Cause	1,185,667	4,735	736,593	1,926,995
• Termination by Executive for Good Reason	1,185,667	4,735	—	1,190,402
• Qualifying Termination in Connection with a Change in Control	1,965,334	4,735	1,827,270	3,797,339
• Change in Control	—	—	—	—

(1)	Cash payments in connection with a termination as a result of death or disability; termination by the Company other than for “cause,” or a termination by the NEO for “good reason,” as applicable, were calculated as follows:

•

for Ms. Howard, the cash payment equals two times the sum of her base salary and the average of her three most recent annual bonuses, plus a pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Howard for 2016);

•

for Mr. Lieberman, in the case of a termination as a result of death or disability, the cash payment equals a pro-rata portion of his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Mr. Lieberman for 2016), and in the case of a termination of employment by the Company other than for “cause” or a termination by him for “good reason,” the cash payment equals the sum of his target annual bonus, plus a pro-rata portion of his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee;

•

for Mr. Spirer, in the case of a termination as a result of death or disability, the cash payment equals a pro-rata portion of his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Mr. Spirer for 2016), and in the case of a termination of employment by the Company other than for “cause” or a termination by him for “good reason,” the cash payment equals the sum of his base salary and the average of his three most recent annual bonuses, plus a pro-rata portion of his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee; and

•

for Ms. Weed, in the case of a termination as a result of death or disability, the cash payment equals the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (which for purposes of reporting this amount in the table above, we have assumed to be the actual cash bonus awarded to Ms. Weed for 2016), and in the case of a termination of employment by the Company other than for “cause” or a termination by her for “good reason,” the cash payment equals the sum of her base salary and the average of her three most recent annual bonuses, plus a pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee.

Cash payments in connection with a qualifying termination of employment in connection with a change in control were calculated as follows:

•

for Ms. Howard, the cash payment equals three times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee;

•

for Mr. Lieberman, the cash payment equals two times the sum of his base salary and target annual bonus, plus a pro-rata portion of his annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee; and

•

for Mr. Spirer and Ms. Weed, the cash payment equals two times the sum of his or her base salary and the average of his or her three most recent annual bonuses, plus a pro-rata portion of his or her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee.

(2)	The amounts reported in this column represent the present value of continuing the NEO’s healthcare benefits at the same level and cost to her or him as immediately preceding the date of termination for 24 months (in the case of Ms. Howard) or 12 months (in the case of Mr. Spirer and Ms. Weed) after the assumed date of termination.

(3)	The amounts reported in this column represent the aggregate value of the restricted stock units and stock options that would vest in connection with a qualifying termination of employment based on the closing sales price per share of our common stock on December 30, 2016 of $26.18.

The agreements setting forth the terms and conditions of the restricted stock unit and stock option awards granted to our NEOs provide for:

•

prorated vesting for any performance-based restricted stock units, based on the Company’s actual performance during the respective performance period (for purposes of reporting the amounts in the table above, we have assumed that the “maximum” performance level was met) and the number of days the NEO was employed during the performance period, in the event of a termination as a result of death or disability or by the Company other than for cause;

•

prorated vesting for any time-based restricted stock units, based on the number of underlying shares that would have vested on the next vesting date and the number of days that have elapsed since the last vesting date through the assumed date of termination, in the event of a termination as a result of death or disability or by the Company other than for cause (or in the case of Mr. Lieberman with respect to the initial award of restricted stock units granted to him upon commencement of his employment with us, a termination of employment by him for “good reason”); and

•

full vesting of the award (with any performance-based restricted stock units vesting at the “maximum” performance level) in the event there is a qualifying termination of employment within 24 months following a change in control of the Company.

Accrued Pay and Regular Retirement Benefits. The amounts reported in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination. These include:

•	accrued salary and, if applicable, vacation pay;

•	distributions of plan balances under the Company’s 401(k) plan; and

•	payments of amounts under life and disability insurance policies.

Employment Arrangements

We have entered into employment arrangements with each of our NEOs that generally provide for minimum base salaries, annual cash bonus opportunities under the Company’s annual incentive plan (subject to the achievement of annual performance goals) and severance benefits in the case of certain termination events, including, in certain cases, in connection with or following a change in control of the Company. Mr. Nardi was not entitled to severance benefits given the temporary nature of his appointment.

Julie M. Howard

In connection with Ms. Howard’s appointment as our CEO, effective March 1, 2012, we amended and restated our employment agreement with her. The employment agreement automatically extends for one-year terms past the initial five-year term (which ended on March 1, 2017), unless the Company provided notice of our intent not to continue her employment after the expiration of the initial five-year term on at least equivalent terms (other than contract length) (no such notice was provided by the Company), or unless earlier terminated as provided therein. Under the employment agreement Ms. Howard will receive an annual base salary, in an amount determined by the compensation committee (currently $900,000), and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The employment agreement binds Ms. Howard to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provides, among other things, that if the Company terminates Ms. Howard other than for “cause” (as defined in the employment agreement), Ms. Howard terminates her employment for “good reason” (as defined in the employment agreement) or Ms. Howard’s employment is terminated because of death or disability, the Company will pay to Ms. Howard (or her legal representatives) as a severance benefit an amount in cash equal to (i) two times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, if the Company terminates Ms. Howard other than for cause or disability, Ms. Howard terminates her employment for good reason or Ms. Howard’s employment is terminated because of death, the Company will pay Ms. Howard (or her family in the event of her death) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination. If Ms. Howard’s employment is terminated because of disability, Ms. Howard would be entitled to continuation of her healthcare benefits for up to 24 months after the date of termination. However, if the Company terminates Ms. Howard for cause or Ms. Howard terminates her employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due.

The employment agreement also provides that if, during the one-year period following a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability or Ms. Howard terminates her employment for good reason or if, during the one-year period preceding a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay to Ms. Howard (or her legal representatives) as a severance payment an amount in cash equal to (i) three times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, the Company will pay Ms. Howard (or her family in the event of her death) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination.

Any compensation paid or awarded to Ms. Howard under the employment agreement is subject to the Company’s clawback policy.

Stephen R. Lieberman and Lee A. Spirer

Pursuant to the terms of their respective at-will offer letters with the Company, each of Mr. Lieberman and Mr. Spirer are eligible for the Company’s standard executive severance benefits which generally provide that if the executive’s employment is terminated by the Company without cause or by the executive due to a constructive termination of employment, then the Company will pay the executive a cash severance payment equal to the sum of his base salary and the average of his annual bonuses for the three most recently completed years (or such shorter period if employed by the Company for less than three years) or his annual target bonus if the executive’s employment with the Company is terminated prior to the date he is eligible to receive his first annual bonus. The offer letter also provides that if (i) during the one-year period following a change in control, the executive’s employment is terminated by the Company without cause or by the executive due to a constructive termination of employment, or (ii) during the six-month period preceding a change in control, the Company terminates the executive’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay the executive a cash severance payment equal to two times the sum of (1) his base salary and (2) the average of his annual bonuses for the three most recently completed years (or such shorter period if employed for less than three years) or his target bonus if the executive’s employment is terminated prior to the date he is eligible to receive his first annual bonus. In the event Mr. Lieberman becomes eligible for cash severance benefits under the offer letter, and also in the event that the executive’s employment is terminated by reason of death or disability, the Company will also pay the executive COBRA premiums (less the amount of his portion of such premiums as in effect prior to the date of termination) for up to 12 months and any earned but unpaid annual bonus for the year prior to his termination and a prorated annual bonus based on actual performance for the year in which his employment terminates. These executive severance benefits are subject to the executive having been and remaining in compliance with any and all restrictive covenants and other obligations to the Company, including those set forth in the Company’s standard form of executive officer business protection and arbitration agreement.

Monica M. Weed

The term of the Company’s employment agreement with Ms. Weed, our Executive Vice President, General Counsel and Secretary, began on October 1, 2014 and expired on March 31, 2017. Under the employment agreement, Ms. Weed was entitled to an annual base salary of $450,000 and was eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals, as determined by the compensation committee. Under the terms of the employment agreement, Ms. Weed’s target bonus under the annual incentive plan was equal to 75% of her base salary. The employment agreement bound Ms. Weed to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter.

The employment agreement provided, among other things, that if the Company terminated Ms. Weed other than for “cause,” death or disability or if Ms. Weed terminated her employment for “good reason” (in each case, as defined in the employment agreement), the Company would pay Ms. Weed a cash severance payment equal to the sum of her base salary and the average of her annual bonuses for the three most recently completed years. The employment agreement also provided that if (a) during the one-year period following a change in control, the Company terminated Ms. Weed’s employment other than for cause, death or disability or if Ms. Weed terminated her employment for good reason or (b) during the six-month period preceding a change in control, the Company terminated Ms. Weed’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board was actively considering and that was ultimately consummated, the Company would pay Ms. Weed a cash severance payment equal to two times the sum of (i) her base salary and (ii) the average of her annual bonuses for the three most recently completed years. In the event Ms. Weed became eligible for cash severance benefits under the employment agreement, and also in the event that Ms. Weed’s employment was terminated by reason of death or disability, the Company would also pay Ms. Weed: (1) any earned but unpaid annual bonus for the year preceding the year on which her employment terminated; (2) a prorated annual bonus based on actual performance for the year in which Ms. Weed’s employment terminated; and (3) an amount equal to monthly COBRA premiums (less the amount of her portion of such premiums as in effect prior to the date of termination) for up to 12 months after the date of termination.

Effective upon the expiration of Ms. Weed’s employment agreement, we extended an at-will offer of continued employment to Ms. Weed at her then-current base salary of $450,000. The at-will offer letter provides Ms. Weed with substantially the same level of severance benefits as she had been entitled to pursuant to her employment agreement. Those severance benefits are subject to Ms. Weed having been and remaining in compliance with any and all restrictive covenants and other obligations to the Company, including those set forth in the Company’s standard form of executive officer business protection and arbitration agreement.

DIRECTOR COMPENSATION

For 2016, our non-employee directors received an annual retainer of $80,000. In addition, the chairman of the audit committee and the chairman of the compensation committee each received an additional annual retainer of $15,000, and the chairman of the nominating and governance committee received an additional annual retainer of $10,000. Our Lead Director received an additional annual retainer of $20,000. Any member of the Board who is employed by the Company (or any of its subsidiaries) is not compensated for his or her service on the Board or any of its committees.

All retainers are paid in cash on a quarterly basis, unless a director elects to defer his or her retainer(s) under our directors’ deferred fees plan. This plan provides that a director may elect to defer all or a portion of his or her retainer to an account which earns interest monthly. Payment is then made to a participating director under the plan upon the director’s resignation from the Board or his or her death. A participating director may elect to receive the payment in a lump-sum or in installments over a ten-year period.

The compensation program for our non-employee directors also includes an equity component. In 2016, our non-employee directors received an equity grant consisting of restricted stock units with an aggregate grant date value of $120,000, with the number of restricted stock units awarded to each non-employee director determined based on the average daily closing price of the Company’s common stock during the 30-day calendar period leading up to, but not including, the grant date. All annual equity awards granted to our non-employee directors are made on the same date as our annual meeting of shareholders. On May 17, 2016 (the date of the 2016 annual meeting of our shareholders), each of our non-employee directors then elected to office received an annual equity award consisting of 7,615 restricted stock units granted pursuant to the terms of the 2012 Plan. The restricted stock units vest upon the earlier of (i) the one-year anniversary of the grant date and (ii) the next annual meeting of our shareholders occurring after the grant date.

The compensation committee has adopted stock ownership guidelines that apply to our non-employee directors and is responsible for monitoring compliance with those guidelines and overseeing that they remain appropriate. These guidelines require each of our non-employee directors to own shares of our common stock (as defined in the guidelines) valued at a minimum of four times their annual retainer (excluding any additional annual retainer earned for chairing a committee or serving as our Lead Director). Although there is no specific period of time by which the stock ownership guidelines must be achieved, each of our non-employee directors is expected to make continuous progress towards the guidelines and, prior to meeting the guidelines, is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options. Even after achieving the stock ownership guidelines, our non-employee directors must also comply with holding period requirements with respect to their equity grants. Under these holding period requirements, each of our non-employee directors is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options for at least one year following the vesting or exercise date. As of the end of 2016, all of our non-employee directors were in compliance with these stock ownership guidelines, including the applicable holding period requirements set forth in the guidelines.

The following table summarizes the total compensation paid to or earned by our non-employee directors for 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Kevin M. Blakely(4)	50,000	115,367	—	—	165,367
Lloyd H. Dean	80,000	115,367	—	—	195,367
Cynthia A. Glassman	90,000	115,367	—	—	205,367
Stephan A. James	95,000	115,367	—	—	210,367
Samuel K. Skinner	80,000	115,367	—	—	195,367
Governor James R. Thompson	100,000	115,367	—	—	215,367
Michael L. Tipsord	95,000	115,367	—	—	210,367
Randy H. Zwirn	80,000	115,367	—	—	195,367

(1)	Includes an additional annual retainer of $15,000 paid to Mr. Tipsord for serving as chairman of the audit committee; an additional annual retainer of $15,000 paid to Mr. James for serving as chairman of the compensation committee; an additional annual retainer of $10,000 paid to Dr. Glassman for serving as chairman of the nominating and governance committee; and an additional annual retainer of $20,000 paid to Governor Thompson for serving as our Lead Director. For 2016, each of Mr. Tipsord and Governor Thompson elected to defer his retainer under our directors’ deferred fees plan (see the narrative preceding this table for a description of that plan).

(2)	The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our non-employee directors during 2016 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 8 – Share-Based Compensation Expense to the notes to the consolidated financial statements in our 2016 Form 10-K. As of December 31, 2016, the aggregate number of shares underlying outstanding restricted stock unit awards for each individual serving as a non-employee director during 2016 was as follows:

Kevin M. Blakely	7,615
Lloyd H. Dean	7,615
Cynthia A. Glassman	7,615
Stephan A. James	7,615
Samuel K. Skinner	7,615
Governor James R. Thompson	7,615
Michael L. Tipsord	7,615
Randy H. Zwirn	7,615

In connection with his resignation from the Board, effective December 31, 2016, Mr. Dean forfeited the unvested restricted stock units held by him as of the effective date of his resignation.

(3)	As of December 31, 2016, the aggregate number of stock options outstanding for each individual serving as a non-employee director during 2016 was as follows:

Kevin M. Blakely	—
Lloyd H. Dean	—
Cynthia A. Glassman	12,971
Stephan A. James	12,971
Samuel K. Skinner	12,971
Governor James R. Thompson	10,617
Michael L. Tipsord	5,909
Randy H. Zwirn	—

(4)	Mr. Blakely joined the Board on May 17, 2016; accordingly, the Company prorated his annual cash retainer based on the number of days he served as our director during 2016.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No person who served on the compensation committee in 2016 was an officer or employee of the Company during 2016, was formerly an officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules regarding certain relationships and related person transactions. None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation during 2016, where one of the executive officers of the other corporation served on our compensation committee or as one of our directors. None of our executive officers served as a director of another corporation during 2016, where one of the executive officers of the other corporation served on our compensation committee.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE

OFFICERS AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 30, 2017 (unless otherwise indicated) by: (i) each of our directors and director nominees; (ii) each of our NEOs; (iii) all of our directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, based on filings with the SEC. We believe that, except where noted otherwise, each person named below has sole voting and dispositive power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Directors, Director Nominees and Executive Officers	Number	Percent
Kevin M. Blakely	7,615	*
Cynthia A. Glassman	79,390	*
Julie M. Howard	339,347	*
Stephan A. James	87,634	*
Samuel K. Skinner	93,356	*
Governor James R. Thompson	87,891	*
Michael L. Tipsord	112,757	*
Randy H. Zwirn	20,913	*
Stephen R. Lieberman	22,186	*
Thomas A. Nardi(2)	13	*
Lee A. Spirer	99,135	*
Monica M. Weed	141,974	*

All directors and executive officers as a group (12 persons)	1,092,211	2.32%

Name and Address of 5% Shareholders
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(3)	5,354,784	11.39%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355(4)	4,011,913	8.55%
Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746(5)	4,004,191	8.53%
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202(6)	2,642,352	5.63%

* Less than 1%.

(1)	Includes shares of our common stock subject to stock options that are or become exercisable within 60 days of March 30, 2017 and shares underlying restricted stock units that are scheduled to vest within 60 days of March 30, 2017 as follows:

	Stock Options	Restricted Stock Units
Kevin M. Blakely	—	7,615
Cynthia A. Glassman	12,971	7,615
Julie M. Howard	288,111	—
Stephan A. James	12,971	7,615
Samuel K. Skinner	12,971	7,615
Governor James R. Thompson	10,617	7,615
Michael L. Tipsord	5,909	7,615
Randy H. Zwirn	—	7,615
Stephen R. Lieberman	8,474	13,424
Thomas A. Nardi	—	—
Lee A. Spirer	52,920	—
Monica M. Weed	59,698	—

All directors and executive officers as a group (12 persons)	464,642	66,729

(2)	Mr. Nardi’s last day of employment with us was May 27, 2016. His beneficial ownership information as reported in the table above is reported as of such date.

(3)	Based solely on information provided in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 17, 2017. As of December 31, 2016, BlackRock reported having sole voting power with respect to 5,239,809 shares and sole dispositive power with respect to all 5,354,784 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock as of December 31, 2016: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd. and BlackRock Investment Management, LLC. Of these subsidiaries, only BlackRock Fund Advisors was reported as owning 5% or greater of our outstanding common stock as of December 31, 2016.

(4)	Based solely on information provided in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 10, 2017. As of December 31, 2016, Vanguard reported having sole voting power over 56,761 shares, shared voting power over 16,662 shares, sole dispositive power over 3,941,228 shares and shared dispositive power over 70,685 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 54,023 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 19,400 shares as a result of its serving as investment manager of Australian investment offerings.

(5)

Based solely on information provided in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 9, 2017. As of December 31, 2016, DFA reported having sole voting power with respect to 3,858,706 shares and sole dispositive power with respect to all 4,004,191 shares reported on the Schedule 13G/A. The Schedule 13G/A reported that DFA, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”), and in certain cases, subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of our common stock that are owned by the Funds and may be deemed to be the beneficial owner of the shares of our common stock held by the Funds. Dimensional disclaimed beneficial ownership of any of the shares reported on the Schedule 13G/A. The Schedule 13G/A further reported that the Funds own all of the shares reported in the Schedule 13G/A and have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of shares of our common stock that are held in their respective accounts and that, to the knowledge of Dimensional, the interest of any one Fund did not exceed 5% of our outstanding common stock as of December 31, 2016.

(6)	Based solely on information provided in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 7, 2017. As of December 31, 2016, Price Associates reported having sole voting power with respect to 773,730 shares and sole dispositive power with respect to all 2,642,352 shares reported in the Schedule 13G/A. The Schedule 13G/A reported that, as of December 31, 2016, not more than 5% of our outstanding common stock was owned by any one of Price Associates’ clients for which it serves as investment adviser.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to shares of our common stock that may be issued under our equity compensation plans at December 31, 2016.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	700,526	$14.09	2,492,109
Equity compensation plans not approved by security holders	—		—

Total	700,526	$14.09	2,492,109

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of copies of such reports and representations received from our directors and executive officers, we believe that during the year ended December 31, 2016, our directors, executive officers and 10% shareholders complied with their Section 16(a) filing requirements on a timely basis.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, more than 5% shareholders and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” In accordance with our written related person transaction policy, any related person transaction must be approved or ratified by the audit committee or, if the audit committee so determines, by all disinterested members of the Board (by the vote of a majority of the disinterested members).

The audit committee considers all relevant factors when determining whether to approve a related person transaction including the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

We have not had any related person transactions requiring approval of the audit committee since January 1, 2016.

PROPOSAL 2

APPROVAL OF THE NAVIGANT CONSULTING, INC.

2017 LONG-TERM INCENTIVE PLAN

At the annual meeting, our shareholders will be asked to approve the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”). The 2017 Plan was approved by the Board on March 21, 2017, subject to shareholder approval. The purposes of the 2017 Plan are to:

•	align the interests of our shareholders and recipients of awards under the 2017 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and our shareholders.

Under the 2017 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Code);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units (“Stock Awards”); and

•	performance awards.

As of March 30, 2017, approximately 5,800 of our executive officers and other employees and seven non-employee directors would be eligible to participate in the 2017 Plan; however, participation in our long-term incentive plans has historically been limited to our non-employee directors and certain senior-level employees, and this group included approximately 215 of our executive officers and other employees and seven non-employee directors as of March 30, 2017. Upon approval of the 2017 Plan, no additional awards will be granted under the 2012 Plan.

Plan Highlights

Some of the key features of the 2017 Plan include:

•	The 2017 Plan will be administered by a committee of the Board, comprised entirely of independent directors;

•	Options and SARs granted under the 2017 Plan may not be repriced without shareholder approval;

•

Under the 2017 Plan, the maximum number of shares of the Company’s common stock available for awards is 3,065,000, reduced by the number of shares of common stock subject to awards granted under the 2012 Plan on or after March 31, 2017;

•	The exercise price of options and the base price for SARs granted under the 2017 Plan may not be less than the fair market value of a share of common stock on the date of grant;

•

The 2017 Plan includes a minimum vesting period of 12 months, subject to an exception with respect to up to 5% of the available shares under the 2017 Plan and the ability to accelerate vesting upon certain terminations of employment or a change in control;

•

The 2017 Plan prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or Performance Awards to the same vesting conditions as the underlying awards; and

•

The 2017 Plan does not contain a liberal change in control definition and, subject to certain exceptions, the 2017 Plan includes “double-trigger” provisions for the acceleration of equity awards that results from a change in control of the Company.

Description of the 2017 Plan

The following description is qualified in its entirety by reference to the 2017 Plan, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Administration

The 2017 Plan will be administered by a committee designated by the Board (the “Plan Committee”), consisting of two or more members of the Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the NYSE.

Subject to the express provisions of the 2017 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2017 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2017 Plan and to decide questions of interpretation or application of any provision of the 2017 Plan. The Plan Committee may approve an agreement that, or may in its sole discretion otherwise take action regarding an agreement, such that (1) any or all outstanding options and SARs will become exercisable in part or in full, (2) all or a portion of a restriction period on any Stock Award will lapse, (3) all or a portion of any performance period applicable to any Stock Award or performance award will lapse, and (4) any performance measures applicable to any outstanding award will be deemed satisfied at threshold, target, maximum or any other interim level.

The Plan Committee may delegate some or all of its power and authority under the 2017 Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to (i) the Board, Chief Executive Officer or any executive officer with regard to awards to persons who are “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, or (ii) the Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Under the 2017 Plan, the number of shares of common stock available for awards is 3,065,000, of which no more than 1,000,000 shares in the aggregate may be issued in connection with incentive stock options, subject to the capitalization adjustment provisions included in the 2017 Plan. Such shares will be reduced by the number of shares of common stock subject to awards granted under the 2012 Plan on or after March 31, 2017. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding options, free-standing SARs, Stock Awards or performance awards. To the extent that shares of common stock subject to an outstanding option, free-standing SAR, Stock Award or performance award granted under the 2017 Plan, the 2012 Plan or the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended (together, with the 2012 Plan, the “Prior Plans”), are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the 2017 Plan. Notwithstanding the foregoing, shares of common stock subject to an award under the 2017 Plan will not again be available under the 2017 Plan if such shares are (a) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement of such option or SAR, (b) shares delivered to or withheld by the Company to pay the exercise price relating to an award or the withholding taxes related to an option or SAR or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares of common stock subject to a Stock Award or performance award granted under the 2017 Plan or the Prior Plans that were delivered to or withheld by the Company to pay the withholding taxes related to such award will again be available for issuance under the 2017 Plan. The number of shares that will again become available pursuant to this paragraph will be one share for each share subject to an award granted under the 2017 Plan or the Prior Plans.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m) of the Code, (i) the maximum number of shares of common stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person shall be 500,000, subject to the capitalization adjustment provisions included in the plan, (ii) the maximum number of shares of common stock with respect to which Stock Awards subject to performance measures or performance awards denominated in common stock may be granted during any fiscal year to any person shall be 250,000, subject to the capitalization adjustment provisions included in the plan, and (iii) the maximum amount that may be payable with respect to performance awards denominated in cash granted during any fiscal year to any person shall be $5,000,000, provided, however, that during the first year of any award recipient’s employment or service to the Company or any subsidiary, such limits will be multiplied by two. On March 30, 2017, there were 46,920,618 shares of our common stock outstanding as of the close of business, and the closing sales price per share of our common stock as reported on the NYSE was $22.76.

The aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of common stock that may be paid or granted during any fiscal year of the Company to any non-employee director shall not exceed $500,000.

Change in Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the 2017 Plan or provided in an award agreement or other agreement, in the event of change in control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change in control or within three months prior thereto in connection with such change in control (i) the outstanding options and SARs will immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards will lapse in full or in part, (iii) the performance period applicable to the outstanding awards will lapse in full or in part and (iv) the performance measures applicable to the outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2017 Plan, a change in control is generally defined as (i) certain acquisitions of more than 50% of the then outstanding shares of common stock, (ii) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (unless, among other conditions, the Company’s shareholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

If approved by our shareholders at the annual meeting, the 2017 Plan will become effective as of the date on which the 2017 Plan is approved by our shareholders, and will terminate as of the first annual meeting of our shareholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2017 Plan at any time, subject to shareholder approval if (i) required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the NYSE, or (ii) the Board seeks to modify the option and SAR repricing provisions in the 2017 Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Minimum Vesting Period

No award granted under the 2017 Plan will become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction will not apply to awards granted under the 2017 Plan with respect to the number of shares of common stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under the 2017 Plan. This minimum vesting requirement does not restrict the right of the Plan Committee to accelerate or continue the vesting or exercisability of an award upon or after a change in control or termination of employment.

Eligibility

Participants in the 2017 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The 2017 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant. The base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Subject to the adjustment provisions set forth in the 2017 Plan, the Plan Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

Stock Awards

The 2017 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. Distributions and dividends with respect to shares of common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Awards

The 2017 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award will have no rights as a shareholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the 2017 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock of a specified fair market value for a specified period of time; earnings per share; return on assets; return on equity; return on investments; return on invested capital; total shareholder return; earnings or net income of the Company before or after taxes and/or interest; EBITDA; revenues; market share; cash flow or cost reduction goals; interest expense; economic value created; gross margin; operating margin; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof.

The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any events described in the prior sentence. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Plan Committee’s judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the performance measures may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2017 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2017 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2017 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors;” (ii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by the corporation’s shareholders; and (ii) the committee certifies that the applicable performance goals are satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. Compensation payable with respect to stock options and SARs will be considered payable solely on account of the attainment of pre-established objective performance measures (i) if such award has a purchase or base price at least equal to the fair market value of the underlying stock on the date of grant; (ii) if such award is granted by a committee, or a subcommittee thereof, consisting solely of two or more “outside directors” and (iii) if the plan under which the stock option or SAR is granted states the maximum number of shares with respect to which stock options or SARs may be granted during a specified period to any employee. As a result, certain compensation under the 2017 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2017 Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income

(and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased on such date over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Additional Information on Outstanding Awards under Prior Plans

The following table provides certain additional information regarding awards granted under the Prior Plans as of December 31, 2016 and March 30, 2017:

	December 31, 2016	March 30, 2017
Number of shares subject to outstanding options	700,526	640,159
Weighted average exercise price of outstanding options	$14.09	$14.37
Weighted average remaining term of outstanding options (in years)	3.2	3.2
Number of shares subject to outstanding stock awards or performance awards	2,298,523	2,374,205
Number of shares remaining available for future issuance(1)	2,492,109	2,222,075

(1)	Under the terms of the Prior Plans, the number of shares available for issuance are reduced by one and one-half (1.5) shares for any shares subject to a restricted stock award or restricted stock unit award (i.e., “stock awards”) or a performance award and by one (1) share for any shares subject to a stock option of SAR. Upon approval of the 2017 Plan, no further grants will be provided under any of the Prior Plans.

The Company has not granted any SARs under any of the Prior Plans.

New Plan Benefits

The Plan Committee has the discretion to grant awards under the 2017 Plan and, therefore, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by our NEOs or others under the 2017 Plan. See the section entitled “Executive Compensation — 2016 Grants of Plan-Based Awards” above for grants made to each of our NEOs under the 2012 Plan during 2016.

As discussed above, the 2017 Plan is being submitted for approval by our shareholders at the annual meeting. If our shareholders approve this proposal, the 2017 Plan will become effective as of the date on which the 2017 Plan was approved by shareholders and awards may be granted under the 2017 Plan. If our shareholders do not approve the 2017 Plan, it will not become effective and the Company will continue to grant awards under the 2012 Plan.

Recommendation of the Board

The Board unanimously recommends that our shareholders vote “FOR” the approval of the 2017 Plan.

PROPOSAL 3

RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASURES

UNDER THE NAVIGANT CONSULTING, INC. ANNUAL INCENTIVE PLAN

At the annual meeting, our shareholders will be asked to re-approve the material terms of the performance measures used for incentive compensation awarded under the Navigant Consulting, Inc. Annual Incentive Plan (the “Bonus Plan”), in accordance with Section 162(m) of the Code (“Section 162(m)”). The Bonus Plan was most recently approved by our shareholders on May 22, 2012. Our shareholders will be asked to re-approve the material terms of the performance measures under the Bonus Plan so that certain compensation paid under the Bonus Plan may qualify as performance-based compensation under Section 162(m), assuming other applicable regulatory requirements are satisfied.

The Bonus Plan will allow the Committee (as defined below) to utilize specified financial or individual performance measures (as more fully described below) when determining awards under the Bonus Plan. Section 162(m) limits the deduction for federal income tax purposes of compensation for the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) as of the last day of a company’s taxable year (collectively, the “162(m) Covered Employees”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) Covered Employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members, or a subcommittee thereof, meeting the definition of “outside director” as defined in Section 162(m). In addition, the measures established by such a committee must be based upon performance measures, the material terms of which are approved by the Company’s shareholders at least once every five years. For purposes of Section 162(m), the material terms of the performance measures under which compensation may be paid include (i) the participants eligible to receive the performance-based compensation, (ii) a description of the business criteria on which the performance measures will be based, and (iii) the maximum amount of compensation that may be paid to an employee with respect to the achievement of the performance measures. Each of these aspects of the Bonus Plan is discussed below.

We are accordingly requesting that our shareholders re-approve the material terms of the performance measures for the Bonus Plan in accordance with Section 162(m). If our shareholders do not re-approve the material terms of the performance measures for the Bonus Plan in accordance with Section 162(m), then the compensation committee will re-evaluate our executive compensation program in order to continue to provide compensation to attract, retain and motivate our executive officers.

The following is a description of the material terms of the performance measures and certain other terms of the Bonus Plan. This description is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

Material Terms of the Performance Measures

Eligibility

All officers and other employees of the Company or any of its subsidiaries are eligible to be designated for participation in the Bonus Plan. The Committee, in its discretion, will approve the officers and employees to whom awards may from time to time be granted under the Bonus Plan. As of March 30, 2017, approximately 5,800 of our executive officers and other employees were eligible to participate in the Bonus Plan; however, our historical practice has been to limit participation in the Bonus Plan to executive officers of the Company (as of March 30, 2017, there were four executive officers of the Company eligible to participate in the Bonus Plan).

Performance Measures

For each award granted under the Bonus Plan to a 162(m) Covered Employee and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m), the applicable performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual performance measures: the attainment by a share of common stock of the Company of a specified fair market value for a specified period of time; earnings per share; return on assets; return on equity; return on investments; return on invested capital; total shareholder return; earnings or net income of the Company before or after taxes and/or interest; EBITDA; revenues; market share; cash flow or cost reduction goals; interest expense after taxes; economic value created; gross margin; operating margin; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each performance goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof.

Subject to the requirements of Section 162(m), the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Award Limits

No participant will receive a payment under the Bonus Plan with respect to any performance period having a value in excess of $5,000,000, which maximum amount shall be proportionately adjusted with respect to performance periods that are less than or greater than one year in duration.

Summary Description of the Bonus Plan

Purpose

The purposes of the Bonus Plan are to retain and motivate officers and other employees of the Company and its subsidiaries who are designated by the Committee to participate in the Bonus Plan for a specified performance period by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for a performance period.

Plan Administration

The Bonus Plan will be administered by the compensation committee, or such other committee designated from time to time by the Board in accordance with the Bonus Plan (the “Committee”). As soon as practicable after the end of each performance period, the Committee will make a determination in writing with regard to the attainment of the performance targets for such performance period and will calculate the possible payout of incentive awards for each participant. The Committee will have the power and authority to interpret the plan and reduce or eliminate for any reason the payout that would otherwise be payable to a participant based on the established target award and payout schedule.

Awards

The Bonus Plan provides for cash award opportunities for eligible participants to be earned over the applicable performance period. No later than 90 days after the beginning of the applicable performance period or, if earlier, not later than the date on which 25% of the applicable performance period has elapsed, the Committee will designate the employees who will be eligible to participate in the Bonus Plan for that performance period. The Committee will also determine the performance goals to be attained for the performance period for each participant or group of participants based on the achievement of one or more specified targets of performance goals, expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof. The Committee will also specify the terms applicable to an award, including the timing of payment and other terms (e.g., payment upon a change in control or termination due to death or disability).

Amendment and Termination

The Bonus Plan will continue until terminated by the Board. The Board may amend the Bonus Plan at any time, subject to shareholder approval if required under applicable law, rule or regulation.

New Plan Benefits

The value of the performance-based awards granted under the Bonus Plan is subject to performance objectives established by the Committee and is, therefore, not determinable. Please see the “Executive Compensation — 2016 Summary Compensation Table” for the value of awards received under the Bonus Plan by each of our NEOs for the 2016 performance year.

Recommendation of the Board

The Board unanimously recommends that our shareholders vote “FOR” the re-approval of the material terms of the performance measures under the Navigant Consulting, Inc. Annual Incentive Plan.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE

NAVIGANT CONSULTING, INC. EMPLOYEE STOCK PURCHASE PLAN

The Navigant Consulting, Inc. Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board on February 21, 2006 and approved by the Company’s shareholders at the 2006 annual meeting of our shareholders, before becoming effective on January 1, 2007. As approved by the Company’s shareholders, the Company is currently permitted to offer up to 2,500,000 shares of the Company’s common stock under the ESPP. As of March 30, 2017, approximately 289,000 shares of the Company’s common stock remained available for issuance under the ESPP. At current participation levels, we estimate that, in the absence of an amendment to increase the number of shares that may be offered under the ESPP, all such shares could be exhausted by as early as December 31, 2017 depending on participation levels and the price of our common stock. If the amendment is approved, the number of shares available under the ESPP will be increased by 2,500,000 shares to 5,000,000 shares of the Company’s common stock (the “ESPP Amendment”). We believe that this increase in the number of shares available under the ESPP will enable eligible employees to purchase shares under the ESPP until approximately 2027 based on current participation levels and the current price of the Company’s common stock.

The Board believes that approval of the ESPP Amendment is in the best interests of the Company and our shareholders. The ESPP Amendment will help give the Company the ongoing ability to attract and retain the employee and management talent necessary for the Company’s continued success by enabling eligible employees to continue to acquire a proprietary interest in the Company by purchasing shares of the Company’s common stock through payroll deductions.

Description of the ESPP

The following is a description of the ESPP, as proposed to be amended. This description is qualified in its entirety by reference to the amended and restated ESPP, as modified to reflect the proposed amendment. A copy of the amended and restated ESPP is attached to this Proxy Statement as Appendix C and incorporated herein by reference.

Administration

The ESPP is administered by a committee designated by the Board or by the Board if no committee is designated (the “ESPP Committee”). The compensation committee of the Board has been designated as the ESPP Committee. The ESPP Committee has full power to construe and interpret the ESPP, and to establish and amend rules and regulations for its administration. Determinations, decisions and actions of the ESPP Committee are final, conclusive and binding. The ESPP Committee also has discretion to modify the terms of the ESPP with respect to participants residing outside of the U.S. or who are employed by non-U.S. subsidiaries and to the extent necessary to conform the terms of the ESPP to the requirements of local laws.

Available Shares

As approved by our shareholders in 2006, the maximum number of shares of our common stock that can be issued under the ESPP is 2,500,000 shares, subject to adjustment by the ESPP Committee, as described below. As noted above, approximately 2.2 million shares have already been acquired by employees under the ESPP and approximately 289,000 shares remain available as of March 30, 2017, and it is anticipated that all available shares under the ESPP could be purchased by as early as December 31, 2017 depending on participation levels and the price of our common stock. If our shareholders approve the ESPP Amendment, a total of 5,000,000 shares of the Company’s common stock would be available under the ESPP, subject to adjustment, as described below. This represents an increase of 2,500,000 shares over the number of shares that would have been available in the absence of the ESPP Amendment.

Adjustments

In the event of certain changes in the capitalization of the Company, such as mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends or other relevant changes in capitalization that results in a change in the outstanding shares of the Company, the ESPP Committee will make appropriate adjustments to the number of shares of the Company’s common stock available for purchase under the ESPP.

Eligibility

All employees of the Company and its subsidiaries that have adopted the ESPP with the approval of the Board whose customary employment exceeds 20 hours per week are eligible to participate in the ESPP. An employee will not be entitled to participate in the ESPP if, immediately after the grant of an option under the ESPP, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In addition, no employee may acquire rights to purchase common stock under the ESPP at a rate that exceeds $25,000 of fair market value of such common stock for any calendar year in which the right is outstanding at any time, to be determined in the manner provided by the applicable provisions of the Code. As of March 30, 2017, approximately 2,625 employees of the Company and its participating subsidiaries were eligible to participate in the ESPP.

Participation

An eligible employee may become a participant in the ESPP by authorizing a payroll deduction on a form provided by the ESPP Committee, which authorization will become effective on the next “Offering Date” (as defined below) that is 15 or more days following the delivery of the authorization form to the ESPP Committee, provided that the ESPP Committee may adopt rules permitting payroll authorizations to become effective at other times. For purposes of the ESPP, “Offering Date” is the date on which the ESPP Committee grants an eligible employee the right to purchase shares of common stock. The ESPP allows payroll deductions to be made from a participant’s pay on each payday at a whole number percentage rate between 1% and 15% of the participant’s compensation. The deduction rate may be reduced or increased at any time during an “Offering Period” (as defined below) by filing an authorization form with the ESPP Committee, with such change being effective as soon as practicable. Regardless of the level of deductions an employee elects, an employee may not purchase more than 7,000 shares of common stock during any Offering Period, subject to certain adjustments, as described above. For purposes of the ESPP, an “Offering Period” is the period between the Offering Date and the date on which the shares of common stock are purchased.

Purchases

The ESPP Committee will specify the duration of each Offering Period, provided that no Offering Period may be shorter than one month or longer than 27 months. On the last day of each Offering Period, also referred to as the “Purchase Date,” the ESPP Committee or an agent appointed by the ESPP Committee will purchase shares of the Company’s common stock on each participant’s behalf in an amount equal to the number of shares of common stock that the accumulated payroll deductions credited to a participant’s account during the Offering Period may purchase, based on a per share purchase price equal to 90% of the fair market value of a share of common stock on the Purchase Date. An employee must be employed by the Company or a subsidiary on the Purchase Date in order to participate in the purchase for that Offering Period. The fair market value of a share of the common stock on a given date will be determined by the ESPP Committee based upon the reported closing sales price per share of the common stock on such date. On March 30, 2017, the closing sales price per share of the Company’s common stock as reported on the NYSE was $22.76. Amounts representing a fractional share that were withheld but not applied toward the purchase of shares of common stock during an Offering Period may be applied toward the purchase of additional shares of common stock under a subsequent Offering Period. If the limit on the number of shares of common stock available to be purchased under the ESPP is reached, then the last purchase of common stock will be allocated among the participants pro rata based upon the number of shares that would have been purchased under the ESPP without the limitation.

The ESPP Committee may require that shares of common stock purchased by a participant under the ESPP be retained by the participant for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares of common stock. Subject to the holding period described in the prior sentence, the participant may, at any time notify the ESPP Committee, if the participant wishes to sell shares of common stock in the participant’s account and distribute the proceeds to the participant, net of all commission costs incurred in connection with the sale of the shares of common stock. Other than fees related to sale or delivery on behalf of a participant, any administrative or commission expenses incurred, or fees charged, by the agent will be paid by the Company. Notwithstanding the foregoing, shares of common stock purchased by a participant under the ESPP cannot be sold or otherwise transferred by the participant to anyone else until six months after the Purchase Date.

Ceasing Participation

If a participant becomes ineligible to participate or otherwise elects to stop participating in the ESPP at any time, all payroll deductions made on his or her behalf that have not been used to purchase shares of common stock will be returned to the participant as soon as practicable, without interest. If a Participant stops participating in the ESPP, he or she will not be eligible to participate in the ESPP again until the next Offering Date following the date his or her participation ceased.

Transferability

A participant’s rights under the ESPP are not transferable by the participant except by will or the laws of descent and distribution.

Effective Date, Amendment and Termination

The ESPP Amendment was approved by the Board on March 21, 2017, and will become effective upon approval by our shareholders at the annual meeting.

The ESPP Committee may amend the ESPP at any time, except that the ESPP Committee may not increase the number of shares of the Company’s common stock available for issuance under the ESPP (except upon certain adjustments relating to changes in capitalization, as described above), change the class of our affiliates whose employees are eligible to participate in the ESPP, or effect a change inconsistent with Section 423 of the Code or the regulations thereunder without shareholder consent. The ESPP Committee may terminate the ESPP at any time.

Material U.S. Federal Income Tax Consequences

The following provides a general summary of certain U.S. federal income tax consequences to participants and the Company with respect to shares purchased under the ESPP, based upon laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

The ESPP is designed to qualify as an employee stock purchase plan under Section 423 of the Code. As a result, an eligible employee who elects to participate in the ESPP will not recognize taxable income and the Company will not be entitled to a deduction either at the time the eligible employee elects to participate in the ESPP or at the time that the participant purchases shares of common stock under the ESPP. When a participant sells or otherwise disposes of the common stock, the participant will recognize income. The character and amount of such income depends generally on the length of time such stock was held by the participant.

If an employee sells or otherwise disposes of the common stock acquired under the ESPP after two years from the Offering Date and one year from the Purchase Date, if later, then the employee must treat as ordinary income the lesser of (i) the amount, if any, by which the fair market value of the common stock at the time of disposition exceeds the purchase price paid, and (ii) 10% of the fair market value of the common stock on the Offering Date. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of at a price below the purchase price under the ESPP, the loss will be treated as long-term capital loss. The Company will not be allowed a deduction if the holding period requirements described in this paragraph are satisfied.

If an employee sells or otherwise disposes of the common stock purchased under the ESPP within two years from the Offering Date and one year from Purchase Date, then the employee must treat as ordinary income the excess of the fair market value of the common stock on the date of purchase over the purchase price. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee, and the employee will recognize capital gain or loss equal to the difference between the price at which the shares are later sold (or otherwise disposed) and the cost basis for the shares, as so increased. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee, but will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.

The foregoing general tax discussion is intended for the information of our shareholders in considering how to vote with respect to this proposal and not as tax guidance to employees who participate in the ESPP. Employees of the Company and its subsidiaries are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the ESPP.

New Plan Benefits

Because the number of shares of common stock that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and not withdraw from the ESPP, the amount of payroll deductions elected by each employee, and the fair market value of shares of the Company’s common stock at various future dates, the actual number of shares of common stock that may be purchased by any individual (or any group of individuals) is not determinable.

Recommendation of the Board

The Board unanimously recommends that our shareholders vote “FOR” the approval of the ESPP Amendment.

PROPOSAL 5

VOTE TO APPROVE, ON AN ADVISORY BASIS,

OUR EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with a vote to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in this Proxy Statement. This advisory vote on executive compensation is commonly referred to as a “say-on-pay” vote. Based on the voting results from the 2011 annual meeting of our shareholders with respect to the frequency of future say-on-pay votes, the Board decided it was in the best interests of our shareholders and the Company to include a say-on-pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future say-on-pay votes (see Proposal 6 below).

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

This pay philosophy is evidenced by, among other things, the following features of our executive compensation program:

•

Performance-based compensation represented a significant portion of our NEOs’ total direct compensation opportunity for 2016. In particular, approximately 64% of our CEO’s 2016 total direct compensation opportunity was tied to the achievement of pre-established financial and individual performance goals aligned with the Company’s operating and long-term strategic initiatives or relative TSR.

•

A significant portion of our NEOs’ compensation package consists of performance-based restricted stock units which vest, if at all, only to the extent that specified quantitative performance goals with respect to the Company’s relative TSR and cumulative adjusted EBITDA are met during a three-year performance period. The performance-based restricted stock unit awards granted to Ms. Howard, Mr. Spirer and Ms. Weed in 2014 and which vested on March 17, 2017 vested at 104.8% of target based on the Company’s performance during the three-year performance period ended December 31, 2016.

•

The cash bonus awards paid to our NEOs under our annual incentive plan are based on the achievement by the Company and each participating NEO of pre-established financial and individual performance goals that are aligned with the Company’s operational and long-term strategic initiatives. Based on the Company’s actual financial performance and the relative achievement by each NEO of his or her respective individual performance goals for 2016, the bonuses paid to our NEOs who participated in our 2016 annual incentive plan ranged between approximately 118% and 135% of their respective annual cash bonus targets.

•

75% of the equity incentive awards granted to our NEOs under our 2016 long-term equity incentive program was performance-based, delivered in the form of performance-based restricted stock units and stock options.

•

We have a clawback policy requiring the reimbursement of excess incentive compensation paid to the Company’s executive officers in the event of certain restatements of the Company’s financial statements.

•

All of our NEOs are prohibited from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock, and are also prohibited from holding shares of our common stock in a margin account or pledging shares of our common stock as collateral for a loan.

We encourage you to read the sections entitled “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Executive Compensation” on pages 16 through 40 of this Proxy Statement for additional details relating to our executive compensation program.

We are asking our shareholders to indicate their support for our executive compensation program by voting “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

The say-on-pay vote is an advisory vote only, and therefore, it will not bind the Company or the Board (or any of its committees). However, the Board and the compensation committee will consider the voting results when making future compensation decisions for our NEOs.

The Board and the compensation committee unanimously recommend that our shareholders vote “FOR” the approval of the advisory resolution relating to the compensation paid to our NEOs as disclosed in this Proxy Statement.

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE SAY-ON-PAY VOTES

In Proposal 5 above, our shareholders were asked to vote to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in this Proxy Statement, commonly known as a say-on-pay-vote. At the annual meeting, pursuant to Section 14A of the Exchange Act, our shareholders will be asked to vote, on an advisory basis, as to whether future say-on-pay votes should be held every one year, two years or three years. In accordance with Section 14A of the Exchange Act, we asked our shareholders to vote on a similar proposal at the 2011 annual meeting of our shareholders. In the proposal that was presented to our shareholders at the 2011 annual meeting, the Board and the compensation committee recommended that our shareholders approve an annual advisory vote to approve the compensation of the NEOs, as disclosed in the applicable proxy statement, and that proposal received approval by approximately 91% of the votes cast on such proposal.

After consideration of this proposal, the Board has determined that the Company should continue to hold the say-on-pay vote on an annual basis for a number of reasons, including the following:

•

an annual say-on-pay vote allows us to obtain shareholder input on our executive compensation program on a more frequent basis, consistent with our objective of engaging in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices; and

•	an annual say-on-pay vote corresponds with the most recent executive compensation information presented in the proxy statement for the annual meeting of our shareholders.

In this Proposal 6, we are providing our shareholders the option of selecting one year, two years or three years, or abstaining. The option of one year, two years or three years that receives the highest number of votes cast by our shareholders will be considered by the Board as our shareholders’ preference as to the frequency of future say-on-pay votes. This vote is an advisory vote only, and therefore, it will not bind the Company or the Board. The Board may decide that it is in the best interest of our shareholders and the Company to hold say-on-pay votes more or less frequently than the option that receives the highest number of votes cast by our shareholders.

The Board unanimously recommends that our shareholders select a “ONE YEAR” frequency when voting on the frequency of future advisory votes on our executive compensation.

PROPOSAL 7

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

At the annual meeting, our shareholders will be asked to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for fiscal year 2017. KPMG LLP has served as the Company’s independent accounting firm since our initial public offering in 1996.

In selecting KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2017, the audit committee considered a number of factors, including:

•	the quality of its ongoing discussions with KPMG LLP, including the professional resolution of accounting and financial reporting matters with KPMG LLP’s national office;

•	the professional qualifications of KPMG LLP, the lead audit partner and other key engagement partners;

•	KPMG LLP’s independence program and its processes for maintaining its independence;

•	KPMG LLP’s depth of understanding of our businesses, accounting policies and practices and internal control over financial reporting;

•	the appropriateness of KPMG LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms);

•	consideration of KPMG LLP’s known legal risks and significant proceedings that may impair their ability to perform our annual audit;

•	the most recent PCAOB inspection report on KPMG LLP and the actions taken by KPMG in response to inspection findings, including investment in audit quality; and

•	the results of management’s and the audit committee’s annual evaluations of the qualifications, performance and independence of KPMG LLP.

The members of the audit committee believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders. The Board and the audit committee unanimously recommend that our shareholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.

Representatives from KPMG LLP are expected to attend the annual meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, our independent registered public accounting firm, has provided an unqualified opinion regarding our consolidated financial statements as of and for the year ended December 31, 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2015 and 2016 and fees billed for other services rendered by KPMG LLP. The audit committee reviewed 100% of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The audit committee is responsible for audit fee negotiations associated with the retention of KPMG LLP as the Company’s independent registered public accounting firm.

The audit committee reviews and pre-approves both audit and permitted non-audit services provided by KPMG LLP and will not approve any engagement of KPMG LLP to perform any non-audit services prohibited by law or regulation. At each regular audit committee meeting, the audit committee receives updates on the services actually provided by KPMG LLP, and management may submit additional services for pre-approval. The audit committee has delegated to the chairman of the audit committee the authority to evaluate and approve engagements on behalf of the audit committee in the event that a need arises for pre-approval between regular audit committee meetings. If the chairman of the audit committee so approves any such engagements, he will report that approval to the full audit committee at the next audit committee meeting.

Each year, the independent registered public accounting firm’s engagement to audit our annual consolidated financial statements is approved by the audit committee before the filing of the preceding year’s Annual Report on Form 10-K.

	2016	2015
Audit fees	$1,761,625	$1,508,282
Audit-related fees(1)	117,600	112,719

Audit and audit-related fees	1,879,225	1,621,001
Tax fees	14,900	—
All other fees(2)	—	155,040

Total fees	$1,894,125	$1,776,041

(1)	Audit-related fees consist of fees for a report on our controls as a service organization under Statement on Standards for Attestation Engagements (SSAE) No. 16, performed at the request of certain clients of the Company.

(2)	All other fees are comprised primarily of acquisition due diligence services.

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

If you wish to submit a proposal to be included in the proxy statement for the 2018 annual meeting of our shareholders, you must submit the proposal in writing to our corporate secretary at our principal executive office address. We must receive the proposal by December 11, 2017 in order to consider it for inclusion in our proxy materials for the 2018 annual meeting. Any such proposal must meet the requirements of Rule 14a-8 under the Exchange Act.

For proposals to be presented at the 2018 annual meeting but not included in our proxy materials, our By-Laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, our corporate secretary at our principal executive office, not less than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement is released to shareholders in connection with the previous year’s election of directors or annual meeting of shareholders, except that if no annual meeting of shareholders or election of directors by consent was held in the previous year, the proposal must be received by us within ten days after we have publicly disclosed the date of the annual meeting in the manner provided in our By-Laws. For the 2018 annual meeting, any such proposals must be received by December 11, 2017, and no earlier than November 11, 2017.

In addition, our By-Laws provide that nominations by shareholders of persons for election as directors must be made by written notice delivered to, or mailed and received by, our corporate secretary at our principal executive office not less than 120 nor more than 150 days prior to the annual meeting, except that if we have not publicly disclosed the date of the annual meeting in the manner provided in our By-Laws at least 70 days prior to the meeting date, written notice may be given by a shareholder if received by our corporate secretary not later than the close of business on the tenth day following the date on which we publicly disclose the date of the annual meeting.

Our By-Laws contain provisions regarding information that must be set forth in a shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought before an annual meeting by a shareholder.

OTHER INFORMATION

If a shareholder or any other interested party has a matter that they would like to communicate with the Board, our non-management directors as a group, or any individual director (including our Lead Director), the shareholder or interested party may write to our Lead Director, Governor James R. Thompson, in care of the Office of our Corporate Secretary, at our principal executive office address at 30 South Wacker Drive, Suite 3550, Chicago, Illinois 60606, or following our headquarters’ move on May 1, 2017, at 150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606. All communications sent will be reviewed by our Lead Director, who will determine whether the communication should be distributed to the Board, all of our non-management directors as a group or the specified individual director, as applicable.

If you would like a copy of our 2016 Form 10-K (including the financial statements and financial statement schedule), we will send you one without charge. Please send your written request to the attention of our Director of Investor Relations at the address noted in the preceding paragraph.

Appendix A

NAVIGANT CONSULTING, INC.

2017 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, or any successor thereto.

“Corporate Transaction” shall have the meaning as set forth in Section 5.8(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(i).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(i).

“Performance Awards” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or the holder’s receipt of the shares of Common Stock or payment with respect to an award, as applicable. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The applicable Performance Measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the Performance Measures may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such measures relate to awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan, as amended and restated, the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended, and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, and the dollar value subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. Notwithstanding anything herein to the contrary, the Committee may approve an Agreement that, or may, in its sole discretion, otherwise take action regarding an Agreement such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at threshold, target, maximum or any other interim level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, agent or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be 3,065,000 (reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after March 31, 2017), of which no more than 1,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. Notwithstanding the foregoing, shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement of such option or SAR, (y) shares delivered to or withheld by the Company to pay the exercise price related to an outstanding award or the withholding taxes relating to an option or SAR, or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. Shares of Common Stock subject to a Stock Award or Performance Award granted under this Plan or the Prior Plan that were delivered to or withheld by the Company to pay the withholding taxes related to such award shall again be available for issuance under this Plan. The number of shares that again shall be available pursuant to this paragraph shall be equal to one share for each share subject to an award granted under this Plan or the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 500,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock may be granted during any fiscal year of the Company to any person shall be 250,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Awards denominated in cash granted during any fiscal year of the Company to any person shall be $5,000,000; provided, however that during the first year of any award recipient’s employment or service to the Company or any Subsidiary, such limits shall be multiplied by two.

Notwithstanding any provision in the Plan to the contrary, the aggregate value of cash compensation and the grant date fair value (computed in accordance with generally accepted accounting principles) of shares of Common Stock that may be paid or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000.

1.6 Minimum Vesting Requirements. No award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that such restriction shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan. This Section 1.6 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 1.3 of the Plan.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, consultants, agents and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 10 years after its grant date; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

2.5 No Repricing. Subject to Section 5.7, the Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, all distributions and dividends with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Award and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2017 annual meeting of shareholders and, if so approved, shall become effective as of the date on which the Plan was approved by shareholders. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than March 21, 2027. In the event that this Plan is not approved by the shareholders of the Company, this Plan shall be void and of no force or effect. If approved by the shareholders of the Company, no new awards shall be granted under any Prior Plan following such approval.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of The New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; or (ii) such amendment seeks to modify Section 2.5 hereof; provided further, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under generally accepted accounting principles then in effect). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Award, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award, and the maximum amount that may be payable pursuant to any Performance Award denominated in cash granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

(a) Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 1.3 or provided in an award Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee within 24 months following such Change in Control or within three months prior thereto in connection with such

Change in Control (A) the outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

(b) Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to this Plan or an award Agreement or another agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the exercise price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award has lapsed or will lapse pursuant to this Plan or an award Agreement or another agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to this Plan or an award Agreement or another agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to this Plan or an award Agreement or another agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Plan or an award Agreement or another agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c) Definition of Change in Control. “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 5.8(b); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the

Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Appendix B

NAVIGANT CONSULTING, INC.

ANNUAL INCENTIVE PLAN

I. Purposes

The purposes of the Navigant Consulting, Inc. Annual Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of Navigant Consulting, Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II. Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, and any successor thereto.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing on or after January 1, 2012 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the Navigant Consulting, Inc. Annual Incentive Plan as set forth herein, as it may be amended from time to time.

III. Administration

3.1. General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2. Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)	subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3. Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV. Performance Goals

The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock, par value $0.001 per share, of the Company of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

V. Terms of Awards

5.1. Performance Goals and Targets. At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2. Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3. Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $5 million, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI. General

6.1. Effective Date. The Plan shall be submitted to the shareholders of the Company for approval at the 2012 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2012. In the event that the Plan is not approved by the shareholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2. Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

6.3. Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4. Tax Withholding. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5. No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6. Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7. Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9. Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10. Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

Appendix C

NAVIGANT CONSULTING, INC.

EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED ON MAY     , 2017)

I. PURPOSE

The purpose of the Navigant Consulting, Inc. Employee Stock Purchase Plan is to provide eligible Employees of Navigant Consulting, Inc. and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible Employees and the Company. This Navigant Consulting, Inc. Employee Stock Purchase Plan, effective January 1, 2007 (the “Plan”), replaces the Navigant Consulting, Inc. Employee Stock Purchase Plan effective March 14, 1997 which terminates by its terms on March 14, 2007. It is intended that this Plan will constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan will, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

II. DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings. Wherever appropriate, words used in the singular will be deemed to include the plural and vice versa, and the masculine gender will be deemed to include the feminine gender.

(a) Account means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under the Plan. The funds allocated to an Employee’s Account will remain the property of the Employee at all times prior to the purchase of the Common Stock, but may be commingled with the assets of the Company and used for general corporate purposes. No interest will be paid or accrued on any funds accumulated in the Accounts of Employees.

(b) Affiliate means a corporation, as defined in Section 424(f) of the Code, that is a parent or subsidiary of the Company, direct or indirect.

(c) Board means the Board of Directors of the Company.

(d) Code means the Internal Revenue Code of 1986, as amended.

(e) Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

(f) Common Stock means the shares of common stock of the Company, $.001 par value.

(g) Company means Navigant Consulting, Inc., a Delaware corporation, and any successor thereto.

(h) Compensation means the compensation paid to an Employee by the Company during a payroll period for federal income tax purposes, as reported on an Employee’s Form W-2 (or comparable reporting form) for income tax withholding purposes.

(i) Effective Date means January 1, 2007, subject to the limitations of Section 16.

(j) Employee means any person who is employed by an Employer on a regular full-time basis. A person will be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week. For purposes of this definition of “Employee,” and notwithstanding any other provisions of the Plan to the contrary, individuals who the Company does not classify as employees under Section 3121(d) of the Code (including, but not limited to, individuals the Company classifies as independent contractors and non-employee consultants) and individuals who are employees of any entity other than the Company or an Affiliate do not meet the definition of “Employee” and are ineligible for benefits under the Plan with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an ‘Employee.’.

(k) Employer means the Company or an Affiliate that has adopted the Plan with the consent of the Board.

(l) Fair Market Value means the closing sales price of the Common Stock on the largest national securities exchange on which the Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any national securities exchange, fair market value will be the closing sales price, if it is reported, or if it is not, the mean between the closing “Bid” and the closing “Ask” prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the date of valuation, or if none, on the most recent trade date thirty days or less prior to the date of valuation for which those quotations are reported. If the Common Stock is not then listed on any national securities exchange or quoted in NASDAQ, the fair market value will be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it will be determined in good faith by the Committee.

(m) Offering Date means the date on which the Committee grants Employees the option to purchase shares of Common Stock.

(n) Offering Period means the period between the Offering Date and the Purchase Date.

(o) Purchase Date means the date on which the Committee purchases the shares of Common Stock, which date will be the last day of an Offering Period.

(p) Participant means an Employee who elects to participate in the Plan, and whose participation has not yet ceased under Section 9.

(q) Plan means the Navigant Consulting, Inc. Employee Stock Purchase Plan.

III. ELIGIBILITY

All individuals who are Employees on the Effective Date, will be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each individual who becomes an Employee after the Effective Date will be eligible to participate on the Offering Date coincident with or next following the day the individual becomes an Employee.

IV. ADMINISTRATION

The Plan will be administered by the Committee, which must consist of at least two members of the Board. Subject to the provisions of the Plan, the Committee will be vested with full authority to make, administer, and interpret rules and regulations that it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, and application of the Plan will be final, conclusive, and binding upon all Participants and upon any and all persons claiming under or through any Participant. Notwithstanding anything to the contrary in the Plan, the Committee will have the discretion to modify the terms of the Plan with respect to Participants who reside outside of the United States or who are employed by a subsidiary of the Company that has been formed under the laws of any foreign country, as and to the extent necessary to conform those terms to the requirements of local laws.

V. STOCK

(a) The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, or shares originally issued for sale under the Plan. The aggregate number of shares of Common Stock available for purchase under the Plan is 5,000,000 shares of Common Stock. Notwithstanding the foregoing, the aggregate number of shares of Common Stock available will be subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. If the total number of shares that otherwise would have been acquired under the Plan on any Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Company will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as is practicable and as it determines to be equitable. In such an event, the payroll deductions to be made pursuant to the Participants’ authorizations will be reduced accordingly, or refunded to the Participants, as the case may be, and the Company will give written notice of the reduction or refund to each affected Participant.

(b) In order to give effect to any mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends, or other relevant changes in the capitalization of the Company that results in a change in the outstanding shares of Common Stock occurring after the Effective Date, the Committee will make appropriate adjustments in the aggregate number of shares of Common Stock available for purchase under the Plan. The establishment of the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets. The Committee will have the sole discretion to make adjustments under this Section 5, and its decision will be binding and conclusive on all persons.

(c) A Participant will not have any interest in shares covered by his authorized payroll deduction until shares of Common Stock are acquired for his Account.

VI. PARTICIPATION

(a) Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. The authorization will become effective on the next Offering Date that is at least fifteen days after the date the Committee receives it; so long as the Employee is then still an Employee. Notwithstanding the foregoing, the Committee may adopt rules that permit payroll deduction authorizations to become effective at a selected time or times during an Offering Period, so long as the Committee applies those rules uniformly to all similarly situated Employees.

(b) An Employee’s authorization for a payroll deduction will apply to each paycheck that he receives and will remain in effect until the Participant files a new authorization, withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions may range from a minimum of one percent to a maximum of fifteen percent of the Participant’s Compensation. The Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing an authorization form with the Committee, and the Participant may, at any time during any Offering Period, increase the rate of his payroll deduction by filing an authorization form with the Committee. New deduction rates will become effective as soon as practicable after the authorization form is filed with the Committee.

(c) All Compensation deductions made for a Participant will be credited to his Account. Except as may otherwise be provided by the Committee under Section 4, a Participant may not make any separate cash payment into his Account.

VII. PURCHASE OF SHARES

(a) On the date when a Participant’s authorization form for a deduction becomes effective, and on each Offering Date thereafter, he will be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the Offering Periods for which the Compensation deductions are made, subject to the limit set forth in Subsection (i) of Section 15.

(b) The per share purchase price for the Common Stock to be purchased with payroll deductions from the Participant will equal ninety percent of Fair Market Value on the Purchase Date.

VIII. TIME OF PURCHASE

From time to time, the Committee will grant each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price, subject to the limit set forth in Subsection (i) of Section 15. The Committee will specify the duration of each Offering Period, but in no event will an Offering Period be shorter than one month or longer than twenty-seven months. Each Participant who elects to purchase shares of Common Stock hereunder will be deemed to have exercised his option automatically on the Purchase Date that ends each Offering Period. The Company will pay administrative and commission costs on purchases. The Committee will cause to be delivered periodically to each Participant a statement showing the aggregate number of shares of Common Stock in his Account, the number of shares of Common Stock purchased for him in the preceding Offering Period, his aggregate Compensation deductions for the preceding Offering Period, the price per share paid for the shares of Common Stock purchased for him during the preceding Offering Period, and the amount of cash, if any, remaining in his Account at the end of the preceding Offering Period. Any amounts that were withheld but not applied toward the purchase of shares of Common Stock during an Offering Period shall not be used to purchase shares of Common Stock during any subsequent Offering Period; provided, however, that the foregoing limitation shall not apply to amounts representing a fractional share that were withheld but not applied toward the purchase of shares of Common Stock under an earlier Offering Period that are applied toward the purchase of additional shares of Common Stock under a subsequent Offering Period.

A Participant may request delivery to him of the cash in his Account or of the shares of Common Stock held in his Account at any time (subject to any limitations imposed by Section 16(b) of the Securities Exchange Act of 1934). The Company or its transfer agent will determine the regular time for delivery of any cash or shares of Common Stock. If a Participant requires delivery at a time other than the normal transfer date set by the Company or its transfer agent, the Participant will pay the costs of delivery. The Company will pay all of the cash deposits in a Participant’s Account promptly after the Company receives notice of withdrawal, without interest. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs in writing to the Committee, in the name of the Participant and any person(s) designated by the Participant, to the extent permitted by applicable law, and delivered to the Participant as soon as practicable after the request for a withdrawal. The Committee may require the shares of Common Stock be retained by the Participant for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares of Common Stock. Subject to the holding period described in the following sentence, a Participant may, at any time notify the Committee to sell them and distribute the proceeds to him, net of all commission costs incurred in connection with the sale of Common Stock. Notwithstanding any other provision of the Plan to the contrary, all shares of Common Stock purchased by a Participant cannot be sold or otherwise transferred by the Participant to anyone else until six months after the Purchase Date. The Company will pay administrative costs associated the sale of Common Stock in a Participant’s Account, other than costs arising from a sale occurring at a time different from the prearranged dates set by the Company or its transfer agent for making a sale of Common Stock.

IX. CESSATION OF PARTICIPATION

A Participant may stop participating in the Plan at any time by notifying the Committee in writing of his intent to do so. The Company will distribute to the Participant all of his accumulated payroll deductions, without interest, as soon as practicable after the Committee receives notice of his intent to stop participating. No further Compensation deductions will be made on behalf of a Participant after the effective date of his cessation of participation, except in accordance with a new authorization form filed with the Committee as provided in Section 6. Notwithstanding anything herein contained to the contrary, if a Participant stops participating in the Plan, he will not be eligible to participate in the Plan again until the next Offering Date following the date his participation ceased.

X. INELIGIBILITY

An Employee must be employed by an Employer on the Purchase Date in order to participate in the purchase for that Offering Period. If an option expires without first having been exercised, all funds credited to the Participant’s Account will be refunded without interest. If a Participant becomes ineligible to participate in the Plan at any time, the Company will pay him, as soon as practicable, all Compensation deductions made on his behalf but not yet used to purchase shares of Common Stock. After ceasing participation in the Plan, a Participant may reenter the Plan no earlier than the Offering Date that is coincident with or next follows the date he is again eligible to participate in the Plan.

XI. DESIGNATION OF BENEFICIARY

A Participant may name a beneficiary or beneficiaries to receive any shares of Common Stock (or remaining Compensation deductions) credited to the Participant’s Account under the Plan at the Participant’s death. To name a beneficiary, a Participant must file the beneficiary designation form prescribed by the Committee with the Company, in the manner and at the time specified by the Committee. A Participant may change a beneficiary designation by filing a new one with the Committee. If one or more beneficiaries properly designated by the Participant are alive at the Participant’s death, the Company will pay any Common Stock and cash in the Participant’s Account at his death to that beneficiary or beneficiaries. If the Participant dies without having named a beneficiary, or if all the Participant’s beneficiaries predecease the Participant, the Company will pay any Common Stock and cash in the Participant’s Account at his death to the executor or administrator of the Participant’s estate, or if no executor or administrator has been appointed, the Company, in its sole discretion, may deliver the shares and cash to the Participant’s spouse or to any one or more dependents or relatives of the Participant, or to another person or persons the Company designates on behalf of the Participant’s estate.

XII. TRANSFERABILITY

Neither Compensation deductions credited to a Participant’s Account nor any rights with regard to Plan participation or the right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any attempted assignment, transfer, pledge, or other disposition will be void and without effect.

XIII. AMENDMENT OR TERMINATION

The Committee may, without further action on the part of the stockholders of the Company, at any time amend the Plan in any respect, or terminate the Plan, except that the Committee may not, without consent of the stockholders:

(a)	permit the sale of more shares of Common Stock than are authorized under Section 5;

(b)	change the class of Affiliates to whose Employees are eligible to participate in the Plan; or

(c)	effect a change inconsistent with Section 423 of the Code or the regulations issued thereunder.

XIV. NOTICES

All notices or other communications by a Participant under or in connection with the Plan will be deemed to have been duly given when received in writing by the person designated by the Committee or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

XV. LIMITATIONS

Notwithstanding any other provisions of the Plan, the provisions of the following subsections will apply:

(a) The Company intends that this Plan will constitute an employee stock purchase plan within the meaning of Section 423 of the Code. Any provisions required to be included in the Plan under Section 423, and under regulations issued thereunder, are hereby included as though set forth in the Plan at length.

(b) No Employee will be entitled to participate in the Plan if, immediately after the grant of an option hereunder, the Employee would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. For purposes of this Section 15, stock ownership will be determined under the rules of Section 424(d) of the Code and stock that the Employee may purchase under outstanding options will be treated as stock owned by the Employee.

(c) No Employee will be permitted to purchase Common Stock hereunder if his right and option to purchase Common Stock under this Plan and under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliates would accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time of grant) for each calendar year in which the option is outstanding at any time

(d) All Employees will have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased pursuant to the Plan will bear a uniform relationship to an Employee’s Compensation. All rules and determinations of the Committee will be uniformly and consistently applied to all persons in similar circumstances.

(e) Nothing in the Plan will confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment of any Employee.

(f) No Participant will have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or allocated to his Account.

(g) The Plan is intended to provide shares of Common Stock for investment and not for resale. A Participant may sell shares of Common Stock purchased under the Plan, subject to compliance with Section VIII hereof and with any applicable federal or state securities laws or any applicable Company restriction periods. Notwithstanding the foregoing, because of certain federal tax requirements, each Participant agrees, by entering the Plan:

(i) promptly to give the Company notice of any shares of Common Stock disposed of within two years after the date of grant of the applicable option, or within one year after the Purchase Date, and the number of any shares disposed of (a “disqualifying disposition”);

(ii) that the Company may withhold, pursuant to Code §§3102, 3301, and 3402, from his wages and other cash compensation paid to him in all payroll periods following in the same calendar year, any additional taxes for which the Company may become liable in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition, or as a result of the acquisition of Common Stock under the Plan; and

(iii) that he will repay the Company the amount of additional taxes for which the Company may become liable in respect of amounts includable in the Participant’s income as additional compensation as a result of a disqualifying disposition, or as a result of the acquisition of Common Stock under the Plan, that cannot be satisfied by withholding from the wages and other cash compensation paid to him by the Company.

(h) This Plan is intended to comply in all respects with applicable law and regulations, including Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan is held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision will be deemed null and void. Notwithstanding the foregoing, to the extent permitted by law, any provision that could be deemed null and void will first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3), so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, if necessary to comply with the rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, Participants who are officers and directors for purposes of that Section 16(b) and those rules will not be permitted to direct the sale of any Common Stock purchased hereunder until at least six months have elapsed from the date of a purchase hereunder, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

(i) Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock that may be purchased by any Employee during any Offering Period must not exceed 7,000, subject to adjustment in the manner described in Subsection (b) of Section 5. If the maximum number of shares of Common Stock is purchased by an Employee during any Offering Period and cash remains credited to the Employee’s Account, the cash will be delivered as soon as practicable to that Employee.

XVI. EFFECTIVE DATE AND APPROVALS

The Plan will become effective as of January 1, 2007, provided that the Plan has been adopted by the Board on or prior to such date. Notwithstanding the foregoing, the Plan must be approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within twelve months before or after the date the Plan is adopted by the Board. In the event stockholder approval is not obtained, the Plan will terminate and have no further force or effect, and all amounts collected from the Participants during any initial Offering Period(s) hereunder will be refunded.

XVII. APPLICABLE LAW

All questions pertaining to the validity, construction, and administration of the Plan will be determined in conformity with the laws of Illinois, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

NAVIGANT CONSULTING, INC. 30 S. WACKER DRIVE SUITE 3550 CHICAGO, IL 60606

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NCI2017

You may attend and vote during the meeting via the Internet. Have the 16-digit control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24473-P86700                KEEP THIS PORTION  FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIGANT CONSULTING, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Kevin M. Blakely 1b. Cynthia A. Glassman 1c. Julie M. Howard 1d. Stephan A. James 1e. Samuel K. Skinner 1f. Gov. James R. Thompson 1g. Michael L. Tipsord 1h. Randy H. Zwirn	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
								For	Against	Abstain
					4. Proposal to approve an amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan.			☐	☐	☐
					5. Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement.			☐	☐	☐

					The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.					6. Proposal to recommend, on an advisory basis, the frequency that the Company will hold an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers.		☐	☐	☐	☐
2.	Proposal to approve the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan.	☐	☐	☐
3.	Proposal to re-approve the material terms of the performance measures under the Navigant Consulting, Inc. Annual Incentive Plan.	☐	☐	☐	The Board of Directors recommends you vote FOR proposal 7. 7. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017.			For ☐	Against ☐	Abstain ☐
Note: The proxies will vote in their discretion upon any other business properly brought before the meeting, or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E24474-P86700

NAVIGANT CONSULTING, INC.

Annual Meeting of Shareholders - May 16, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice & Proxy Statement and Annual Report and hereby appoint(s) Stephen R. Lieberman and Monica M. Weed, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held on Tuesday, May 16, 2017, at 10:00 A.M., Central Time via live webcast at www.virtualshareholdermeeting.com/NCI2017, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if present at the meeting, on all matters set forth on the reverse side.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be marked, signed and dated on the reverse side.

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